***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4),
200.83 and 240.24b-2

Exhibit 10.46

AMENDED AND RESTATED RESEARCH COLLABORATION AGREEMENT

BETWEEN

DIVERSA CORPORATION

AND

SYNGENTA PARTICIPATIONS AG

January 3, 2003

8	Intellectual Property	41

	8.1 Ownership of Existing Intellectual Property and Improvements	41

	8.2 Ownership of New Intellectual Property and Research Results	41

	8.3 Ownership Dispute	42

	8.4 License of Platform Technology and Biomolecules	43

	8.5 Research License	45

	8.6 Filing of Patents	45

	8.7 Patent Enforcement	46

	8.8 Third Party Infringement	47

	8.9 No Unauthorized Use	48

	8.10 No Implied Licenses	48

9	Representations and Warranties	48

	9.1 Legal Authority	48

	9.2 No Conflicts	48

	9.3 Disclaimer of Warranties	49

10	Confidentiality	49

	10.1 Confidential Information	49

	10.2 Permitted Disclosures	50

	10.3 Publicity	51

	10.4 Publication	51

11	Indemnification	52

	11.1 Syngenta	52

	11.2 Diversa	52

	11.3 Procedure	53

12	Term and Termination	53

	12.1 Term and Termination of Research Program	53

	12.2 Term and Termination of Agreement	54

	12.3 Termination for Material Breach	54

	12.4 Termination for Bankruptcy	55

	12.5 Termination for Change in Control of Diversa	55

	12.6 Effect of Termination	56

	12.7 Survival	56

	12.8 Rights in Bankruptcy	56

13	Dispute Resolution	57

	13.1 Acknowledgement	57

	13.2 Consultation	57

	13.3 Arbitration	57

14	Miscellaneous	60

	14.1 Governing Law	60

	14.2 Waiver	60

	14.3 Assignment	60

	14.4 Notices	61

ii

14.5	Force Majeure	62

14.6	Independent Contractors	63

14.7	Advice of Counsel	63

14.8	Severability	63

14.9	Compliance with Laws	63

14.10	Entire Agreement	63

14.11	Headings	63

14.12	Binding Effect	64

14.13	Counterparts	64

Exhibit A - Platform Technology Patent Applications

Exhibit B - Project List as of Effective Date

Exhibit C - Patent Strategy Cooperation Procedures

iii

AMENDED AND RESTATED RESEARCH COLLABORATION AGREEMENT

This AMENDED AND RESTATED RESEARCH COLLABORATION AGREEMENT (the “Agreement”), entered into as of January 3, 2003 and effective as of the closing of the transactions contemplated by the Transaction Agreement (as defined below) (the “Effective Date”), is made by and between Syngenta Participations AG, a corporation organized under the laws of Switzerland, with offices at CH-4002, Basel, Switzerland (“Syngenta”), and Diversa Corporation, a Delaware corporation, with offices at 4955 Directors Place, San Diego, California, 92121-1609 (“Diversa”).

BACKGROUND

A.    WHEREAS Diversa has a business based on gene diversity, gene enhancement, and chemical, industrial, agricultural and pharmaceutical applications and desires to become more focused on pharmaceutical applications, while continuing to exploit its research, chemical and industrial business opportunities;

B.    WHEREAS Syngenta and its Affiliates (as defined herein) have a business engaged primarily in the discovery, development, and commercialization of agricultural chemicals, plant traits, seeds, and products for the food, feed and natural fiber markets, and has certain technology and expertise related to functional genomics and systems biology incorporating gene sequencing, proteomics, metabolomics, RNA dynamics, the ability to analyze and interpret these systems, and bioinformatics software;

C.    WHEREAS Diversa has entered into an agreement to acquire certain assets of Syngenta’s Affiliate Torrey Mesa Research Institute (“TMRI”) and to enter into a license agreement with Syngenta to use certain technology for the purposes set forth therein in exchange for shares of Diversa common stock and a warrant to acquire additional shares of Diversa common stock to be issued to Syngenta or its designee;

D.    WHEREAS (i) Syngenta and Diversa have entered into the Research Collaboration Agreement dated as of December 3, 2002 (as amended, the “Existing Agreement”) in order to collaborate in the Syngenta Exclusive Field (as defined herein) to discover and develop new Biomolecules and Products (as such terms are defined herein) based on such Biomolecules utilizing the technology licensed by Syngenta to Diversa as well as Diversa’s technology and expertise and (ii) Syngenta and Diversa wish to replace the Existing Agreement with this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1.    DEFINITIONS

The following capitalized terms shall have the meanings indicated for purposes of this Agreement:

1.1    “Affiliate” means any corporation, firm, limited liability company, partnership or other entity that directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement. As used in this definition, control means ownership, directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or if such level of ownership or control is prohibited in any country, any entity owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

1.2    “Animal Feed Field” means the use of Biomolecules for feed applications to alter, modify or improve feed conversion and/or animal nutrition, but excluding all vaccines and therapeutic applications and any part of such field to which rights have been granted to Zymetrics or Syngenta or any of its Affiliates under the Zymetrics Agreements.

1.3    “Biomolecule” means any Gene and RNA and protein or chemical entity the synthesis of which is directed by such Gene or Gene pathway, which protein or chemical entity was produced by an organism.

1.4    “Change in Control” means any of the following transactions: (a) a merger, reorganization, restructuring, or consolidation of Diversa which results in the holders of the voting securities of Diversa outstanding immediately prior thereto ceasing to hold at least 50% of the combined voting power of the surviving entity or its parent immediately after such merger, reorganization, or consolidation; (b) the sale or transfer which is effectively a sale of all or substantially all of the assets of Diversa; or (c) any one person (other than Diversa, any trustee or other fiduciary holding securities under an employee benefit plan of Diversa, or any corporation owned directly or indirectly by the stockholders of Diversa, in substantially the same proportion as their ownership of stock of Diversa), together with any such person’s “affiliates” or “associates”, as such terms are used in the Securities Exchange Act of 1934, as amended, becoming the beneficial owner of 50% or more of the combined voting power of the outstanding securities of Diversa or by contract or otherwise having the

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right to control the Board of Directors or equivalent governing body of Diversa or the ability to cause the direction of management of Diversa.

1.5      “CPI” or “Consumer Price Index” means the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

1.6      “Control”, “Controls”, or “Controlled” means possession of the ability to grant the licenses or sublicenses as provided for herein (other than by virtue of any license granted pursuant to this Agreement or the License Agreement) without violating the terms of any agreement or other arrangement with any Third Party.

1.7      “Core Country” means each of the United States, Canada, Japan, and any country in the European Union for which patent protection can be obtained through the European Patent Office.

1.8      “Crop” means any cultivated Plant.

1.09    “Directed Research” means the research activities which: (i) are funded by Syngenta pursuant to this Agreement, and (ii) are not intended to result in a product, per se.

1.10    “Diversa Commitments” means those contractual obligations to Third Parties entered into by Diversa, certain other Diversa projects involving Third Parties under the terms negotiated or agreed, which projects were committed to by Diversa or under substantially advanced negotiations with the Third Parties, and Diversa’s internally funded activities (other than its internally funded projects related to […***…]), in each case as of October 25, 2002, which Diversa has disclosed to Syngenta in writing prior to the date of the Transaction Agreement together with the Permitted Amendments.

1.11    “Diversa Materials” means all Materials Controlled by Diversa which Diversa makes available for use in the Research Program.

1.12    “Diversa Product” means any product sold or licensed, or being developed for sale or license, by Diversa or its Affiliates or Sublicensees which is generated pursuant to Section 2.2(j)(iv) herein for use outside the Syngenta Exclusive Field.

1.13    “Diversa Proprietary Genes” means Genes which are or were discovered or owned by Diversa, and the discovery of which was not funded, in whole or in

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part, by a Third Party, directly or indirectly, and are not discovered or identified under the Research Program.

1.14    “Fermentation” means a microbial fermentation process.

1.15    “FTE” means a full time scientist who is an employee or consultant of Diversa (or in the case of less than a full-time dedicated scientist, a full-time, equivalent scientist year), dedicated to research under the Research Program consisting of an average of […***…] person-hours per year and who are educated to Ph.D., MS or BS level (or otherwise appropriately trained) in an appropriate discipline.

1.16    “GAAP” means generally accepted accounting principles, as applied in the United States.

1.17    “Gene” means a polynucleotide sequence which can be transcribed into RNA and generally encodes a protein, optionally together with its regulatory sequences.

1.18    “Know-How” means all proprietary ideas, inventions, data, instructions, processes, trade secrets, devices, methods, formulae, Materials, protocols and marketing and other information, including improvements thereon, whether or not patentable, including, without limitation, biological, chemical, toxicological, physical and analytical, safety, manufacturing and quality control data and information, which are not publicly available and not covered by Patent Rights, but which are necessary or useful for the commercial exploitation of the Patent Rights or the conduct of the Projects or otherwise relate to Biomolecules or Products, and are Controlled by a Party or its Affiliate as of the Effective Date or thereafter if based on or derived from information or inventions generated in the course of the Research Program.

1.19    “License Agreement” means that certain Intellectual Property Rights License Agreement of even date herewith entered into between Diversa and Syngenta in conjunction with this Agreement.

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1.20    “Materials” means any chemical or biological substances, including, without limitation, any: (i) organic or inorganic chemical element or compound; (ii) Gene or genetic material, including any genetic control element (e.g., promoters); (iii) Biomolecule; (iv) vector or construct, plasmid, phage or virus; (v) host organism, including bacteria and Plant cells; (vi) eukaryotic or prokaryotic cell line or expression system; (vii) protein, including any peptide or amino acid sequence, enzyme, antibody or protein conferring targeting properties and any fragment of a protein or peptide or enzyme; or (viii) assay or reagent.

1.21    “Net Revenue” means Revenue, less the following amounts with respect to the applicable Product, to the extent not previously deducted: trade and quantity discounts and returns and […***…] actually granted to purchasers or licensees, and less taxes withheld (excluding income tax), customs and freight charges, and calculated using the applicable Party’s standard accounting procedures in accordance with GAAP, as consistently applied by such Party.

1.22    “Party” means Syngenta or Diversa, as applicable, and the “Parties” means Syngenta and Diversa.

1.23    “Patent Rights” means any United States or foreign patent or patent application, and any division, continuation, continuation-in-part, reissue, reexamination, extension or other governmental action that extends the subject matter of such patent or patent application, substitution, confirmation, registration or revalidation of the foregoing, in each case, that claims a Biomolecule or a Product or a method or process for the manufacture or use thereof and that is Controlled by Syngenta or Diversa or their respective Affiliates, or jointly by Syngenta and Diversa as of the Effective Date or thereafter for inventions made in the course of the Research Program.

1.24    “Permitted Amendments” means any modification or amendment to any Diversa Commitment or Syngenta Commitment, as the case may be, that would not […***…] as disclosed by Diversa to Syngenta, in the case of Diversa Commitments, and as disclosed by Syngenta to Diversa, in the case of Syngenta Commitments, in writing prior to the date of the Transaction Agreement in a manner that would […***…] under this Agreement.

1.25    “Plant” means a […***…] plant, or an […***…].

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1.26    “Plant Gene” means a Gene which is native to a Plant.

1.27    “Platform Technology” means all tools, technologies and methods relating to proteomics, metabolomics, RNA dynamics and bioinformatics and methods to analyze and link these components of genomics, which are both (i) not publicly available and are proprietary to or Controlled by Syngenta or its Affiliates immediately prior to the closing of the transactions under the Transaction Agreement, and (ii) claimed or disclosed within the patent applications and patents listed on Exhibit A or are within the scope of the material trade secrets related thereto, a written description of such material trade secrets having been previously provided by Syngenta to Diversa.

1.28    “Platform Technology Improvement” means any enhancement or improvement to the Platform Technology, whether or not patentable, made, conceived or reduced to practice solely by any employee or consultant of Syngenta, solely by any employee or consultant of Diversa or jointly by any employee or consultant of Syngenta and any employee or consultant of Diversa, and all Patent Rights and Know-How that claim, disclose or cover such enhancement or improvement.

1.29    “Preferred Supplier Period” means the period commencing on the Effective Date and continuing for that portion of the […***…].

1.30    “Product” means a Diversa Product or a Syngenta Product, as applicable.

1.31    “Program Materials” means all Materials which are developed or made, or the utility of which is determined or discovered, pursuant to the Research Program, excluding Diversa Materials and Syngenta Materials.

1.32    “Program Technology” means all Research Results and Program Materials, and Patent Rights and Know-How claiming, disclosing or covering such Research Results or Program Materials but excluding either Party’s proprietary technology and improvements and intellectual property rights therein which are retained by such Party under Section 8.1.

1.33    “Project” means each specific project in the Syngenta Exclusive Field undertaken, or initially undertaken, in the Research Program as set forth in Section 2.2, which are described in Exhibit B, as may be updated from time to time as provided in this Agreement, including without limitation the active Projects and the Reserved Projects and

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the new protein therapeutic projects undertaken in accordance with, and subject to the terms of, Section 2.2(c).

1.34    “Project List” means those Projects which are described in Exhibit B hereto as may be updated from time to time as provided in this Agreement.

1.35    “Project Plan” has the meaning set forth in Section 2.2(a).

1.36    “Project Research” means those research and development activities conducted pursuant to the Research Program with respect to Projects.

1.37    “Research Committee” shall have the meaning set forth in Section 3.1(a).

1.38    “Research Plan” means a written plan describing the activities to be carried out during each Year of the Research Term, as modified from time to time by the Parties pursuant to this Agreement.

1.39    “Research Program” means the research and development program to be conducted pursuant to Section 2 and as described in the applicable Research Plan.

1.40    “Research Results” means all data and results arising out of the Research Program.

1.41    “Research Term” shall have the meaning set forth in Section 12.1.

1.42    “Reserved Projects” shall have the meaning set forth in Section 2.2(a).

1.43    “Revenue” means all gross sales invoiced, or other consideration or value and payments received, by a Party and its Affiliates in each case, for the use or sale of any Syngenta Product or Diversa Product as the case may be, including, without limitation, […***…] Syngenta Products or Diversa Products, as applicable. Revenue shall be calculated using the Party’s standard accounting procedures in accordance with GAAP, as consistently applied by the Party. All sales or licenses of Products between a Party and any of its Affiliates shall be […***…]; provided that if such […***…] the following shall apply: If the Affiliate  […***…], and […***…], then the gross sales invoiced, or other consideration or value and payments received, […***…] shall be used to determine Revenue, and all […***…]

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[…***…]. If the Affiliate […***…], and […***…], then […***…] which shall be used as the […***…], and the […***…]; provided that if the […***…], then the […***…] and all […***…]. The calculation of Revenue shall be subject to the provisions of Sections 6.3 and 6.4.

1.44    “Sublicensee” means (i) with respect to Syngenta, a Third Party which receives from Syngenta or its Affiliate a license or sublicense, and (ii) with respect to Diversa, a Third Party which receives from Diversa or its Affiliate a license or sublicense.

1.45    “Syngenta Commitments” means those contractual obligations to Third Parties entered into by Syngenta or its Affiliates and certain other draft agreements or projects of Syngenta or its Affiliates involving Third Parties under the terms negotiated or agreed under substantially advanced negotiations with Third Parties as of October 25, 2002, which Syngenta has disclosed to Diversa in writing prior to the date of the Transaction Agreement together with the Permitted Amendments.

1.46    “Syngenta Exclusive Field” means

(a)    any Biomolecule with Plants as the expression host;

(b)    any Plant Gene;

(c)    any Biomolecule for admixture to the product of any physical or chemical processing of Crops or derivatives of Crops provided that the product contains Plant material unique to Plants;

(d)    any Biomolecule for any industrial application involving Crops or the close derivatives of Crops, but excluding inert or minor ingredients from or derived from a Plant source which do not materially add value to an end product of an industrial manufacturing process;

(e)    any Biomolecule useful for Syngenta’s actual or potential customers in the agriculture, food and/or natural fibers markets involving the use of Crops, or the use of close derivatives of Crops (including all uses of corn, wheat, barley, rice, cotton and soy, and other oil Crops and their close derivatives), but excluding inert or minor

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ingredients from or derived from a Plant source which do not materially add value to an end product of an industrial manufacturing process;

(f)    any Biomolecule with commercial value, alone or in combination with other Biomolecules, for use in the Animal Feed Field; and

(g)    any Project described in the Project List including those not covered under Section 1.46(a)-(f) and including the new protein therapeutic projects undertaken in accordance with, and subject to the terms of, Section 2.2(c).

1.47    “Syngenta Materials” means all Materials Controlled by Syngenta or its Affiliates which Syngenta or any of its Affiliates provides to Diversa for use in the Research Program; for clarification, Syngenta Materials shall exclude all Materials, if any, included in the Purchased Assets under the Transaction Agreement.

1.48    “Syngenta Product” means any product sold or licensed, or being developed for sale or license, by Syngenta or its Affiliates or Sublicensees which consists of, incorporates, or is made through the use of a Biomolecule that is discovered, identified or developed, or the utility of which is discovered or identified, in the course of the Research Program or using Program Technology. Syngenta Products do not include any product that is discovered, identified or developed, or the utility of which is discovered or identified, using Syngenta Proprietary Technology outside the course of the Research Program without the use of any Program Technology.

1.49    “Syngenta Proprietary Technology” means all technology Controlled by Syngenta or its Affiliates immediately after the Effective Date, or thereafter independently of the Research Program, and which Syngenta uses or makes available for the conduct of the Research Program or the design, development, testing, use, manufacture or sale of Syngenta Products, including all such United States and foreign patents and patent applications (including, without limitation, all reissues, extensions, substitutions, confirmations, registrations, revalidations, additions, continuations, continuations-in-part, and divisions thereof) and other proprietary information, data and know-how. Syngenta Proprietary Technology includes the “TMRI Intellectual Property Rights” (as defined in the License Agreement), if and only to the extent that Syngenta determines that such TMRI Intellectual Property Rights should be used in the Research Program and grants Diversa a license to use such TMRI Intellectual Property Rights in the Syngenta Exclusive Field under the terms and conditions set forth in Section 8.5 hereof. Syngenta Proprietary Technology excludes all TMRI Intellectual Property Rights which are licensed to Diversa by Syngenta under the License Agreement, including without limitation the Platform Technology licensed thereunder, and the Platform Technology Improvements.

1.50    “Third Party” means any party other than Syngenta, Diversa or an Affiliate of either of them.

1.51    “TMRI Corp.” means Torrey Mesa Research Institute, a Delaware corporation.

1.52    “Transaction Agreement” means that certain Transaction Document, dated of even date herewith, entered by TMRI Corp., Diversa and Syngenta, as may be amended in accordance with its terms.

1.53    “Transgenics” means Plants whose genome contains nucleotide(s) sequence(s) inserted using molecular biology techniques.

1.54    “Year” means any consecutive 12 month calendar year period.

1.55    “Zymetrics” means Zymetrics, Inc.

1.56    “Zymetrics Agreements” means the Research and Development Agreement between Diversa and Zymetrics, dated December 1, 1999, as may be amended or extended in accordance with its terms, and the Joint Venture Agreement between Diversa and Syngenta Seeds AG, dated December 1, 1999, as may be amended or extended in accordance with its terms.

2.    RESEARCH PROGRAM

2.1    Research.  Diversa will diligently conduct research and development activities pursuant to the Research Plan as set forth herein with the primary objective of conducting Project Research to identify and develop Syngenta Products in the Syngenta Exclusive Field and of conducting Directed Research for Syngenta.

2.2    Projects and Project Research.

(a)    Diversa will diligently conduct Project Research as specified in the Research Plan. Diversa shall conduct the Research Program in a professional manner and shall use commercially reasonable efforts to meet the time schedules contemplated in the Research Plan. The activities conducted in connection with the Research Program will be overseen and administered by the Research Committee as provided in Sections 2 and 3. The Project List includes both Projects which are expected to be undertaken initially and those which could be undertaken when the initial group of Projects are completed and/or abandoned as provided herein (the “Reserved Projects”). Each Project at its initiation shall include a plan that covers the objectives (including definition of Product or product concept), targets, the estimated resources including estimated FTEs, overall timetable, the Milestones applicable to the Project (as defined in Section 5.1, subject to Section 2.2(c) with respect to the Milestones and payments related thereto with respect to certain new protein therapeutic projects) and other applicable criteria related to achievement of Milestones in accordance with Section 5.1 (subject to Section 2.2(c) with respect to certain new protein therapeutic projects), and other matters as may be determined by the Research Committee, as may be amended in accordance with the terms of this Agreement (the “Project Plan”).

(b)    The Research Committee shall review the Project List including the Reserved Projects from time to time and make recommendations to Syngenta of changes to the list to add, terminate, transfer outside the Research Program, modify, reorder the priority of, or substitute Projects, including the Reserved Projects, as necessary or advisable in their reasonable judgment; provided that any new Project or modification to a Project must be within the scope of Section 1.46(a)-(f), unless otherwise agreed by the Parties in writing. Both Diversa and Syngenta may propose Projects for consideration for inclusion on the Project List and for making a Reserved Project an active Project. Diversa and Syngenta agree that Projects may include […***…] projects in each case as may be mutually agreed. By […***…], the Parties will agree in good faith […***…]; if they mutually agree in writing […***…].

(c)    (i) During the Research Term, at Syngenta’s request, Diversa shall be required to undertake Projects under this Agreement which are new protein therapeutic projects utilizing Plant expression (over and above the Projects on the Project

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List as of the Effective Date); provided that Diversa shall have no obligation to undertake a particular new protein therapeutic project if at the time of the request to undertake a particular new protein therapeutic project, […***…], or […***…]. The Parties agree to commence a new protein therapeutic project which is an antibody project or which optimizes an existing antibody in Year one of the Research Term. Notwithstanding any other provision of this Agreement to the contrary, […***…] provided that […***…]; provided, however that nothing shall prevent Third Parties from manufacturing in Plants. The royalty rate applicable to the Syngenta Products which are developed from such new protein therapeutic projects shall be the […***…] rate as set forth in Section 6.1. For any new protein therapeutic projects, the […***…] shall not […***…], $[…***…], and $[…***…]; provided that the […***…] for both new protein therapeutic projects and existing biopharma projects on the Project List as of the Effective Date shall not […***…] unless otherwise agreed in writing. The Parties may agree in good faith to […***…].

(ii)  Notwithstanding anything to the contrary in Section 5.1, the Milestones and Milestone payments under Section 5.1 with respect to the new protein therapeutic projects undertaken in accordance with this Section 2.2(c) shall be based on the following schedule and the criteria set forth below and in the applicable Project Plan:

1.    […***…]

$[…***…]

2.    […***…]

$[…***…]

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[…***…]

3.    […***…]

(a)        […***…]

(b)        […***…]

(c)        […***…]

(d)        […***…]

Stage	[…***…] […***…]	Milestone Payment

[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]
	[…***…]	[…***…]
	[…***…]	[…***…]

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[…***…]	[…***…]	[…***…]

	[…***…]	[…***…]

	[…***…]	[…***…]

At the initiation of the Project, the Parties will agree in good faith on the […***…].

Syngenta agrees that Diversa will not be responsible for the cost of clinical trials.

(iii)  […***…]

(iv)  If Syngenta in its discretion elects […***…], Diversa shall have the […***…] on terms and conditions to be agreed in good faith by the Parties. If the parties are unable to reach

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agreement […***…]. For the avoidance of doubt, this […***…].

(d)    Except as may otherwise be expressly set forth in this Agreement, all decisions to add, terminate, modify, reorder the priority or substitute Projects, and the allocation of resources with respect thereto, shall be made […***…]; provided that any new Project or modification to a Project shall be within the scope of Section 1.46(a)-(f) or the protein therapeutic area as set forth in Section 2.2(c), unless otherwise agreed by the Parties in writing; provided further that allocation of resources to the Research Program shall be subject to Section 2.4(d). Subject only to the Diversa Commitments and subject to those Diversa Commitments only for the duration of such Diversa Commitments with the applicable Third Party or in the case of Diversa internally funded projects until the formal termination of such project (which shall be promptly communicated by Diversa to Syngenta), during the period of time before Diversa’s obligations under Section 4.1(a) have terminated, Diversa shall be required to undertake any Project proposed by Syngenta in Section 1.46(a)-(f) of the definition of Syngenta Exclusive Field and to prioritize such Project as determined by Syngenta. During the remainder of the Research Term, Diversa will be required to undertake such Project(s) so long as it is not under a conflicting contractual obligation with a Third Party or has not planned to undertake within […***…] or undertaken an internally funded conflicting project as established by written evidence of such project or plan prior to Syngenta’s proposing such Project(s). All changes to the Project List, including the changes in the active Projects and the Reserved Projects, shall be in writing and shall amend the Research Plan. Subject to the following sentence, Diversa’s obligations under this Agreement are subject to the Diversa Commitments, and Syngenta acknowledges that Diversa has disclosed the Diversa Commitments in writing to Syngenta pursuant to Section 9.2(b). Notwithstanding anything in this Agreement to the contrary, including without limitation Diversa’s commitments under the Diversa Commitments, Diversa shall be obligated at Syngenta’s request to undertake the Projects in the Project List attached hereto as Exhibit B as of the Effective Date.

(e)    If Syngenta desires to produce a Syngenta Product through Fermentation, Diversa will be the preferred supplier to Syngenta to provide manufacturing services to produce the Syngenta Product through Fermentation, if Syngenta elects to

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commercialize such product in its sole discretion, provided that the following conditions are met: (i) Diversa’s proposal for such manufacturing services is commercially reasonable compared to a similar proposal for services provided by an independent Third Party, and (ii) within […***…] of receipt of Syngenta’s notice of its intent to commercialize such microbial product, Diversa has advised Syngenta in writing of its willingness to provide such services and the charges therefore […***…]. Syngenta shall treat the nature and content of Diversa’s proposal for such services as Diversa’s Confidential Information in accordance with Section 10 hereof. In order for Diversa to provide its proposal for the manufacturing services for a given microbial Syngenta Product, Syngenta will provide to Diversa in writing at the time of its notice of intent to commercialize a Syngenta Product, […***…]. Syngenta shall notify Diversa in writing within […***…] after receipt of such proposal from Diversa, including the charges for its services, whether or not Diversa has met the two conditions set forth above. If the conditions have been met and Syngenta proceeds toward commercialization of the product, then the Parties will enter into a manufacturing services agreement to be negotiated in good faith between the Parties; if the Parties are unable to reach agreement within […***…] of Syngenta’s delivery of notice to Diversa, Syngenta shall be free to initiate contract negotiations and enter into a contract with a Third Party for such manufacturing services […***…]. […***…]. The obligation to offer Diversa the opportunity to provide manufacturing services under this Section 2.2(e) shall terminate upon termination of the Preferred Supplier Period. Diversa shall have no obligation to license any technology or Patent Rights or other rights to any Third Party or to Syngenta to enable Syngenta or such Third Party to provide manufacturing services to Syngenta except as expressly provided in Section 8.

(f)    Notwithstanding anything herein to the contrary, neither Party shall, without such Party’s consent, be obligated to conduct Projects in the Research Program outside the Syngenta Exclusive Field defined in Sections 1.46(a)-(f) except for those Projects set forth in the Project List.

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(g)    At such time as research commences under the Research Program with respect to a particular Reserved Project, it shall be treated as an active Project for all purposes of this Agreement.

(h)    Syngenta shall have the sole discretion whether or not to progress a Project and/or to develop and/or commercialize a Syngenta Product. If Syngenta decides to progress a Project and/or to develop and/or to commercialize a Syngenta Product, it shall have the sole discretion as to how it is developed and/or commercialized and on what terms, including without limitation how it is produced (whether it is produced Transgenically, through Fermentation, or otherwise).

(i)    At such time as a Project is proposed to be conducted under the Research Program, the Party proposing the Project shall inform the Research Committee, to the extent it is able to do so without breaching any confidentiality obligations, of any information of which it is aware with respect to Third Party patent applications or patents which may relate to the Project; provided that neither Party shall have any obligation to provide the Research Committee with any document or other information which would result in a breach of the attorney/client privilege with respect thereto. Prior to the execution of this Agreement, to the extent that Diversa may do so without compromising its confidentiality obligations to Third Parties, Diversa shall provide Syngenta with an accurate and complete description of the Diversa Commitments, including any obligations to Third Parties or restrictions on its research, development or commercialization of products for Syngenta in the Syngenta Exclusive Field. To the extent Diversa may do so without compromising its confidentiality obligations, Diversa will provide independent counsel selected by Syngenta and agreed upon by Diversa with true and correct copies of relevant provisions of all such relevant contracts and any amendments thereto, obligations, and internally funded activities, prior to execution of this Agreement. If copies are provided to Syngenta’s designees, the designees shall be entitled to advise Syngenta whether there are restrictions in such agreements that would affect Diversa’s ability to perform under this Agreement, including a description of such restrictions. Any review by such independent counsel of such agreements shall not act as a waiver of Diversa’s obligations with respect to its warranty under Section 9.2(b). From October 25, 2002 and during the term of this Agreement, Diversa has not and shall not enter into any agreement or other instrument, and has not undertaken and shall not undertake any internally funded projects which conflict with, impair, restrict or diminish its ability to afford to Syngenta the rights and benefits contemplated by this Agreement or to otherwise perform under and consummate the transactions contemplated by this Agreement other than the Diversa Commitments.

(j)    As part of the Project Research, and as set forth in the Project List, at Syngenta’s request, Diversa agrees to screen its natural products collections for uses in the Syngenta Exclusive Field. For purposes of this Section 2.2(j) only, […***…]. The Parties expect that such Project will require […***…]. If Diversa screens its natural products under such Project and a Biomolecule(s) meeting the Project Plan criteria is discovered, then the following shall apply:

(i)      Diversa will notify Syngenta in accordance with the Project Plan.

(ii)     Diversa will provide Syngenta with samples of the Biomolecule for analysis and with such other materials and information to evaluate the Biomolecule.

(iii)    Syngenta may synthesize chemical leads around the Biomolecule and will own all Patent Rights with respect to any chemical leads and related Products it invents. Such Product(s) it invents arising from the chemical synthesis related to such Biomolecule(s) will be Syngenta Products under this Agreement and royalties will be payable by Syngenta to Diversa thereon; provided that the royalty rate shall be the […***…]. Syngenta shall develop or commercialize such leads and related products outside the Syngenta Exclusive Field only pursuant to the following provisions: […***…]. Diversa shall then have the option to develop and commercialize such product outside the Syngenta Exclusive Field on terms and conditions to be mutually agreed in good faith. Diversa shall give Syngenta written notice of its exercise of this option in good faith within […***…] of its receipt of written notice from Syngenta. If the Parties are unable to agree in good faith, then […***…]. If Diversa does not give written notice to Syngenta of its exercise of its option as set forth above, then Syngenta, on its own or with a Third Party, shall be free to develop and commercialize such product for use outside the Syngenta Exclusive Field in its discretion, with the understanding that such product will be a Syngenta Product as provided in this Section 2.2(j)(iii).

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(iv)      Ownership and license rights to the Biomolecule and the Patent Rights with respect thereto shall be governed by Section 8. Products commercialized outside the Syngenta Exclusive Field by Diversa or its Affiliates under Patent Rights with respect to the Biomolecule shall be “Diversa Products” for purposes of this Agreement, and […***…]. The other provisions of Sections 6 and 7 shall apply to the calculation and payment of royalties by one Party to the other as provided above. Except as provided above, all intellectual property rights shall be governed by Section 8.

2.3    Directed Research.

Subject to other conditions of this Agreement, at Syngenta’s request, Diversa shall diligently conduct Directed Research to improve the Platform Technology, to provide services using the Platform Technology, and other research services as Syngenta may otherwise reasonably request and Diversa may agree to undertake. Diversa shall not be obligated to conduct any research proposed by Syngenta as Directed Research if such research requires use, in any material respect, of any proprietary technology or intellectual property of Diversa relating to molecular evolution and/or microbe or microbial gene discovery technologies, except as agreed to by Diversa in its sole discretion.

2.4    Research Plan.

(a)    At least annually by November 1, subject to other provisions in this Section 2 and in Section 3, the Research Committee will prepare and agree upon a Research Plan for the following Year of the Research Term and shall review the Project Plans related to the Research Plan for such year. At a minimum, each Research Plan will include: (i) a general overview and timetable for the Project Research and the Directed Research and appropriate resources and budgets for such research during the next Year, and (ii) a preliminary and non-binding plan for research activities to be conducted in the subsequent Year which shall include, without limitation, staffing and resource allocations. Each Research Plan shall set specific objectives for the applicable Year, which objectives will be updated or amended, as appropriate, by the Research Committee as research progresses, shall set forth specific research activities within applicable targets and technologies as appropriate, and shall include any changes to the applicable Project Plans as may be agreed in accordance with this Agreement. If the Research Plan for a given Year has not yet been approved by the beginning of such Year pursuant to this Section 2.4, Diversa may begin or continue to perform research activities under this Agreement on active

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Projects or Reserve Projects, if necessary, and other research then in process during such Year pending the approval of the final Research Plan for such Year. In addition, at least annually each January 1, subject to confidentiality obligations to Third Parties and the last sentence of this section, Syngenta shall provide Diversa with written information regarding Syngenta’s current plans for commercialization of Syngenta Products that have not yet been commercialized, as well as currently available sales projections or forecasts for Syngenta Products on which royalties are payable to Diversa hereunder, that have been commercialized, in each case as estimated by Syngenta in good faith; provided, however, that Syngenta shall incur no liability hereunder for (i) Syngenta’s failure to, or delay in, for any reason whatsoever, commercializing, or continuing to commercialize, any such applicable Syngenta Products at all, or in accordance with such plans, or (ii) actual sales, if any, of such applicable Syngenta Products failing to meet or exceed such projections or forecasts. Syngenta shall have no obligation to generate or to create new information or documents for Diversa to comply with the preceding sentence and may utilize its pre-existing information and documents.

(b)    A preliminary Research Plan for the first Year of the Research Term will be agreed to by the Parties as of the Effective Date, which preliminary Research Plan will be provided supplementally by the Parties on or before the Effective Date. The Parties will use their commercially reasonable efforts to have the Research Committee agree on an updated Research Plan for the first Year of the Research Term not later than […***…] after the Effective Date; provided that Diversa shall be entitled to perform research activities under this Agreement pursuant to the preliminary Research Plan until the updated Research Plan is agreed.

(c)    The Research Committee shall review the Research Plan and applicable Project Plans on an ongoing basis, but in no event less than quarterly, and may, in its discretion, make changes that are consistent with this Agreement to the Research Plan and applicable Project Plans then in effect except as otherwise provided in this Agreement. At least once per Year during the Research Term, the Research Committee will meet with an executive committee including the business head of the Non-Pharma Group for Diversa and a member of the Plant Science Management Team of Syngenta’s Affiliate to review with such executive committee the status of and progress under the Research Program and expected activities under the Research Program during the following Year.

(d)    It is expected that about […***…] of the total annual funding of the Research Program provided by Syngenta under this Agreement will be on Project Research and that about […***…] of the total annual funding of the Research Program provided by

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Syngenta under this Agreement will be on Directed Research, unless otherwise agreed in writing by the Parties. Of the Directed Research, […***…] is expected to be allocated to Platform Technology improvements and development and […***…] is expected to be used on other Directed Research. The Research Committee may recommend a variance to the split of resources between Directed Research and Project Research; provided that the agreement of both Parties will be required to any such variance if the Project Research percentage is more than […***…] or less than […***…] and the Directed Research percentage is more than […***…] or less than […***…].

2.5    Staffing Level.  For each Year of the Research Term during which FTE Funding is $20.665 million, Diversa shall devote […***…] FTEs per Year (the “Staffing Level”) unless otherwise mutually agreed by the Parties. During any Year in which FTE Funding is less than $20.665 million as permitted under this Agreement, Diversa shall be entitled to decrease the Staffing Level ratably with the amount of the decrease in FTE Funding, in proportion to the percentage of FTEs allocated to Project Research and Directed Research. If FTE Funding is greater than $20.665 million during any Year during the Research Term, Diversa shall increase the Staffing Level ratably with the amount of such increase to carry out the Research Program unless otherwise mutually agreed by the Parties, in proportion to the percentage of FTEs allocated to Project Research and Directed Research. In no event shall Syngenta be obligated to pay more than $20.665 million per annum in FTE Funding in any Year without its prior written agreement, and in no event shall Diversa be obligated to increase the Staffing Level to more than […***…] FTEs in any Year without its prior written agreement except as otherwise provided in this Agreement. Diversa shall cooperate with Syngenta in adapting the skill set of Diversa’s FTEs to facilitate reasonable flexibility in the funding of research and development activities (but not “pass-through” development activities which would not involve Diversa employees (i.e. buying in or subcontracting for development capabilities)) of Directed Research and Project Research.

2.6    Research Funding.

(a)    In addition to the payments contemplated under Sections 5 and 6 hereof, Syngenta agrees to pay Diversa for FTEs for Directed Research and Project Research (the “FTE Funding”) $20.665 million per annum for the initial five year term of the Research Term under this Agreement. The cost of the Directed Research and the Project Research to be funded by Syngenta shall be calculated based on the number of FTEs allocated to such work at the following rates for the 2003 calendar year:

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$[…***…] per annum for FTEs engaged in Project Research (the “Project Research Rate”); and

$[…***…] per annum for FTEs engaged in Directed Research (the “Directed Research Rate”).

The Project Research Rate and the Directed Research Rate for each FTE shall be CPI adjusted on the annual anniversary of the Effective Date, applying the published CPI figure as of October 31 of the prior year, using 2002 as the base year; provided, however, that in no event shall the Project Research Rate or the Directed Research Rate be reduced. The first CPI adjustment will be for the 2004 Year and will be based on the CPI as of October 31, 2003. If CPI adjustments result in increases in the FTE Funding rate such that the total FTE Funding under this Section 2.6(a) would exceed $20.665 million per annum during any Year, Syngenta may, with reasonable notice to the Research Committee, modify that Year’s Research Plan so as to (i) increase its FTE Funding to maintain the same number of FTEs, or (ii) reduce the number of FTEs, as necessary, to limit its annual FTE Funding to $20.665 million per year.

(b)    Subject to Section 12.1, for any period of this Agreement beyond the initial five years of the Research Term, Syngenta may fund Directed Research and Project Research at any level of funding in its discretion, as set forth in the provisions of this Section 2.6(b); provided, however, Syngenta must give Diversa at least […***…] notice of extension of the Research Term under this Agreement prior to the expiration of any current Research Term, including the level of FTE Funding during such extension. For purposes of the following provisions, “T” means the last year of the Research Term in which FTE Funding was at least $20.665 million. If Syngenta elects to reduce the FTE Funding in any year after the initial five year Research Term from the prior year’s FTE Funding, it may reduce FTE Funding up to a maximum of 50% of T in the first year of reduction; up to a maximum reduction of 75% of T in the second year; and up to a […***…] reduction in the […***…]. Notwithstanding Section 2.4(d), if the FTE Funding provided by Syngenta under Section 2.6(a) is $[…***…] during any year after the initial five years of the Research Term, all FTE Funding shall be allocated to Project Research unless mutually agreed in writing by the Parties.

(c)    Annual FTE Funding payments by Syngenta to Diversa shall be made […***…] in advance throughout each year of the Research Term (provided that the last […***…] during the Research Term may be adjusted as necessary for the remaining FTE Funding due). In the event the number of FTEs actually

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used on the Research Program for any […***…] is less than the number of FTEs to be used in the Research Program based on FTE Funding provided by Syngenta for […***…], the difference shall be carried forward to be used on activities conducted by Diversa in connection with the Research Program during the remaining […***…]. In no event shall this Section 2.6(c) limit or affect Syngenta’s FTE Funding obligations under Section 2.6(a) and (b). The parties agree that, in the event that there are fewer than […***…] Transferred Employees (as defined in the Transaction Agreement) in the […***…] of the Research Program, the FTE Funding will be paid in accordance with this Section 2.6 and Diversa may make up the number of FTEs actually used on the Research Program in the […***…] (if less than the number to be used based on FTE Funding provided by Syngenta for […***…]) in the remaining […***…] of the Research Program.

(d)    Except as expressly set forth in this Agreement, Diversa shall be responsible for the expense of the conduct of its obligations under the Research Program, including without limitation the expense of personnel, equipment, materials and supplies required to carry out the Research Program, and expenses for the research (except as provided herein), development and commercialization of Diversa Products and any other products (except Syngenta Products) sold or licensed, or developed for sale or license, by Diversa or its Affiliates or Sublicensees which incorporate or are made through use of Program Technology. Syngenta shall be responsible for all other expenses required to carry out the Research Program, including, but not limited to, those related to development and commercialization of Syngenta Products except as otherwise provided in this Agreement. For the avoidance of doubt, the FTE Funding covers the expenses of Diversa activities under the Research Program including the following:

(i)      all laboratory and office consumables;

(ii)     equipment including without limitation clean cabinets, constant environment cabinets, and incubators;

(iii)    costs of contract services as needed such as culture identification/storage, and protein sequencing […***…]; (iv) development of new methods as needed to support new laboratory assays, such as […***…];

(v)      media preparation, maintaining lab supplies, reasonable gene sequencing services back up support and assistance; and

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(vi)    expenses of Diversa’s staff such as scientific meeting attendance and travel.

(e)    Except as expressly set forth in this Agreement or in the License Agreement, Diversa shall be responsible for all payments due to Third Parties for the acquisition and maintenance of licenses to intellectual property necessary for the practice of the Platform Technology in the Research Program, for the acquisition and maintenance of licenses to intellectual property for commercially available software, arrays, chips and other materials necessary for its conduct of the Research Program, and any other technology and Diversa Materials that it provides in the Research Program, and the costs of negotiating and preparing such licenses; provided, however, that Diversa shall not be responsible for any of the foregoing payments or costs if Diversa does not use any such licenses or technologies for the practice of the Platform Technology outside of the Syngenta Exclusive Field or for the practice of Diversa’s proprietary technology; provided further that all such expenses which Diversa believes are for Syngenta’s account and not Diversa’s expense must be approved by Syngenta in advance. For the avoidance of doubt, if Diversa maintains a license with a Third Party in its overall operations, no part of the cost of the license fee shall be allocated to or payable by Syngenta; provided that if a unique or custom array or chip is needed under such license and available only for a separate fee, then the separate fee may be charged to Syngenta if Syngenta has approved such expense in advance. Diversa shall also be responsible for payments to Third Parties with respect to licenses for Diversa Products and any other products sold or licensed, or developed for sale or license, by Diversa or its Affiliates or Sublicensees which incorporate or are made through use of Program Technology as set forth in Section 6.6(b). Except as expressly set forth in this Agreement, Syngenta shall be responsible for all payments due to Third Parties for the acquisition and maintenance of licenses to intellectual property necessary for any technology and Syngenta Materials that it provides in the Research Program, and the costs of negotiating and preparing such licenses. Syngenta shall also be responsible for payments to Third Parties with respect to licenses for Syngenta Products as set forth in Section 6.6(a).

(f)    Diversa shall keep records of all FTEs used in connection with the Research Program, and within […***…] during the Research Term shall provide Syngenta with a report describing the number of FTEs utilized in each of the Directed Research and Project Research, by Project, during the […***…]. Such records relating to Project Research shall be kept reasonably accessible during the Project and for […***…] following the end of the Project to which they pertain, and such records pertaining to Directed Research shall be

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kept reasonably accessible during the applicable Directed Research and for […***…] following the end of the applicable Directed Research to which they pertain. Syngenta shall have the right during such applicable period to have an independent representative or agent of Syngenta, reasonably acceptable to Diversa, which approval shall not be unreasonably withheld, audit such records during ordinary business hours, at reasonable times mutually agreed by Syngenta and Diversa, to verify the FTEs used in the Directed Research and Project Research. Such audits may be made no more than once each calendar year. Syngenta’s representative or agent will be obliged to execute a confidentiality agreement acceptable to Diversa in its reasonable judgment prior to commencing any such audit and may only disclose to Syngenta the amount of any variance or error. Syngenta shall bear the expense of such audit unless the results of the audit show that the amount actually due to Diversa for the Project Research and Directed Research for the applicable period is less than ninety-five percent (95%) of the amount charged by Diversa or paid by Syngenta for the applicable Project Research and/or Directed Research for that period, in which case Diversa shall reimburse Syngenta for the audit expenses. If the audit determines that there has been an overpayment or overfunding by Syngenta, the amount thereof shall be remitted to Syngenta within […***…]. If the audit determines that there has been an underpayment or underfunding by Syngenta, the amount thereof shall be remitted to Diversa within […***…].

2.7    Use of Materials and Syngenta Proprietary Technology.

(a)    Each Party may provide Materials to the other Party, in its discretion, for use in the Research Program. Subject to the terms of this Agreement, all rights to the Materials shall be retained by the Party that provided such Materials under this Agreement. Except as expressly permitted by this Agreement or the License Agreement (including, without limitation, the licenses granted herein and therein), a Party shall use any Materials provided to it by the other Party, and any data or information derived therefrom, solely for research activities under the Research Program which are approved in advance by the Research Committee and not for any purpose outside the Syngenta Exclusive Field without the express prior written consent of the Party that provided such Materials under this Agreement. Except as expressly permitted by this Agreement or the License Agreement (including, without limitation, the licenses granted herein and therein), neither Party shall transfer any Materials provided to it by the other Party to any Third Party without the prior written consent of the Party that provided such Materials under this Agreement. Except as expressly provided in Section 2.2(j), without the express written consent of the Party that

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provided Materials under this Agreement, the other Party shall not reverse engineer, reconstruct, synthesize or otherwise modify or copy any Materials provided by such first Party, or attempt the same.

(b)    Except for use in connection with the Research Program or as expressly permitted under this Agreement or under the License Agreement (including, without limitation, the licenses granted herein and therein), neither Party shall have any right to use or to disclose to any Third Party any proprietary technology, Patent Rights, Know-How, Research Results or Materials of the other Party.

3.    RESEARCH COMMITTEE

3.1    Representatives.

(a)    Promptly after the Effective Date, Syngenta and Diversa will each appoint three (3) representatives to a research committee of six (6) persons (the “Research Committee”).

(b)    A Syngenta representative will serve as chairperson of the Research Committee for the initial twelve (12) months of the Research Term. Thereafter, the chair will rotate between a Diversa member and a Syngenta member every twelve (12) months. A Party may change any of its appointments to the Research Committee at any time with written notice to the other Party. From time to time, the Research Committee may establish subcommittees to oversee particular activities. It is understood that each Party will designate at least one representative with business expertise to the Research Committee.

3.2    Responsibilities.  Except as otherwise provided in this Agreement, the Research Committee will agree on and may, in its discretion, modify the Research Plan and the applicable Project Plans in a manner consistent with this Agreement. The Research Committee will oversee, review, direct and supervise all operational and scientific aspects of the Research Program. In connection with each Project, the Research Committee shall discuss and must agree on (a) staffing levels, duration, technical feasibility, research activities and goals, and successful outcomes, and (b) recommendations to Syngenta as to whether the Milestones for a Project as set forth in Section 5 (or Section 2.2(c) with respect to protein therapeutic projects) have been achieved. In addition, subject to Section 2, the Research Committee shall be responsible for:

(i)         establishing the Research Plan and the applicable individual Project Plans;

(ii)        monitoring and reporting research progress and ensuring open and frequent exchange between the Parties with respect to Research Program activities;

(iii)       approving allocations of tasks and resources required to carry out the goals of the Research Program;

(iv)       approving all plans and annual budgets for the Project Research and Directed Research within the Research Program;

(v)        defining the scope of Project Research, including specific Projects and developing and modifying the applicable Project Plans, and the Directed Research;

(vi)       redirecting the activities to be conducted in the Research Program, and reallocating the FTEs in support of such activities;

(vii)     discussing patent matters relating to the Research Program; and

(viii)    performing such other functions as appropriate to further the purposes of this Agreement, as determined by the Parties.

3.3    Decision Making.  Except as otherwise provided in this Agreement, all decisions of the Research Committee will be made by unanimous approval, with the representatives of Diversa having one (1) vote collectively and the representatives of Syngenta having one (1) vote collectively, and recorded in writing. If the Research Committee is unable to resolve, after thirty (30) days, a dispute regarding any issue presented to it or arising in it shall be decided by […***…] provided that such decision does not conflict with or result in an amendment or modification to this Agreement.

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3.4    Meetings.

(a)    The Research Committee will meet on a quarterly basis alternating between the locations of Diversa and Syngenta and its Affiliates, or at such other sites as the Research Committee may agree, and will otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference. Attendance at meetings shall be at the respective expense of the participating Parties. If personal attendance is not possible, voting by proxy is permissible. Each Party recognizes the importance of the Research Committee in the success of the Research Program and will use diligent efforts to cause all of its representatives of such committee to attend all meetings of such committee, and at least two representatives from each Party shall be required to attend each Research Committee meeting in person or by telephone to constitute a quorum. With the prior approval of the Research Committee, other full-time personnel and consultants of a Party or its Affiliates, approved by the other Party, may attend, but not vote at, Research Committee meetings.

(b)    The Research Committee shall keep accurate minutes of its meetings that record all decisions and all actions recommended or taken. The Party hosting the meeting shall be responsible for the preparation and circulation of the draft minutes. Draft minutes shall be delivered to the Research Committee within twenty (20) days after each meeting. Draft minutes shall be edited by each Party’s Research Committee representatives within twenty (20) days of receipt thereof and shall be adopted in final form at the next meeting of the Research Committee with their approval and evidenced by the signature on the minutes of all members present at the meeting described therein. Minutes of the Research Committee meetings shall be treated as Confidential Information of each Party in accordance with the provisions of Section 10 hereof.

3.5    Records and Reports.

(a)    Diversa shall maintain records that will properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under any applicable governmental regulations and as directed by the Research Committee), including laboratory records sufficient to establish the dates of first conception and reduction to practice of any inventions within the Research Program. Diversa shall provide Syngenta and its Affiliates with access to or copies of such records relevant to […***…], as Syngenta may reasonably request, including […***…]

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[…***…]. Diversa shall maintain such records for the term of this Agreement. If Diversa wishes to destroy such records thereafter, it will give Syngenta at least […***…] prior written notice thereof and Syngenta shall have the right to have transferred to it the records which Diversa wishes to destroy at Syngenta’s expense provided that it gives Diversa notice thereof within such […***…] and Diversa shall be entitled to delete or destroy any Confidential Information of Diversa included therein.

(b)    During the Research Term, Diversa shall periodically, and not less often than quarterly, provide to the Research Committee written reports summarizing the progress of the research performed pursuant to the Research Plan during the preceding quarter. Diversa shall also periodically, and not less than quarterly, provide a written report (which may be provided as part of the report described in the preceding sentence) summarizing Platform Technology Improvements and Program Technology necessary or useful for the discovery, development, testing use, manufacture or sale of Syngenta Products or otherwise useful in the Syngenta Exclusive Field, which are made or developed by Diversa under this Agreement during the Research Term, with significant discoveries or advances being communicated as soon as practical after such information is obtained or its significance is appreciated.

(c)    Syngenta may, in Syngenta’s discretion, provide Diversa with access to or copies of books and records, laboratory notebooks and other written or electronic materials and/or software owned or Controlled by Syngenta or its Affiliates for use by Diversa in the conduct of the Research Program and may provide Diversa with such access as may be required by Diversa in connection with the licenses granted to Diversa under this Agreement or in the License Agreement, which Syngenta and its Affiliates shall retain all ownership rights with respect thereto. Diversa shall maintain the foregoing in confidence as Syngenta Confidential Information and at Syngenta’s request shall give Syngenta access thereto at anytime during Diversa’s normal business hours and shall, at Syngenta’s request, promptly return such books and records, notebooks, software, and other information and materials, and all copies thereof.

4.    EXCLUSIVITY AND OTHER COVENANTS

4.1    Diversa Exclusivity Obligations.

(a)    Diversa agrees, subject to the provisions of this Section 4 and the other terms of this Agreement, that it shall conduct research and development activities

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in the Syngenta Exclusive Field exclusively for Syngenta; for purposes of clarification, it shall not engage, or grant a license to a Third Party under intellectual property rights Controlled by Diversa to permit the Third Party to engage, in any research, development or commercialization activities in the Syngenta Exclusive Field for itself or for or with any Third Party. Notwithstanding the foregoing, Diversa is permitted to perform research and development activities outside the Syngenta Exclusive Field, even if such activities may result in the incidental discovery or development of research results, information, data or products which may have utility within the Syngenta Exclusive Field, provided that Diversa does not develop or commercialize itself, or through a Third Party, any results of such research and development activities within the Syngenta Exclusive Field during the period of exclusivity hereunder. Notwithstanding the foregoing, Syngenta’s option and Diversa’s obligation to conduct research and development activities primarily related to the […***…] under the Research Program shall be non-exclusive; provided that this shall not constitute a modification or waiver of Diversa’s obligations under Section 4.2 hereof not to compete with respect to Projects which are undertaken or Products that are primarily related to the […***…].

(b)    Diversa’s obligations under this Section 4.1 shall terminate […***…] after the end of the […***…] in which […***…] as long as the […***…]. If the […***…] after the end of the […***…], then Diversa’s obligations under Section 4.1 shall terminate […***…].

(c)    For avoidance of doubt, Diversa’s obligations hereunder do not apply to research, development and/or commercialization activities by Diversa on its own behalf or with any Third Party with respect to any Biomolecule or product outside the Syngenta Exclusive Field; provided that research, development and/or commercialization of a Diversa Proprietary Gene produced in Plants for use only outside the Syngenta Exclusive Field shall be subject to the following provisions. Syngenta will be the preferred supplier to Diversa and its Affiliates to provide manufacturing services to produce a product utilizing any Diversa Proprietary Gene through production in Plants if Diversa (or its Affiliate) elects, in its sole discretion, to commercialize such product if the following conditions are met: (i) Syngenta’s proposal for such manufacturing services is commercially reasonable compared to a similar proposal for services provided by an independent Third Party and (ii) within […***…] of receipt of Diversa’s notice of its intent to commercialize such product, Syngenta

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has advised Diversa in writing of its willingness to provide such Plant production services and the charges therefor; provided that the Parties agree to extend the time by which Syngenta must provide a proposal to Diversa for a reasonable time, but not more than […***…] unless otherwise mutually agreed, if Syngenta in good faith requires additional time to determine the costs for such manufacturing services. Diversa shall treat the nature or content of Syngenta’s proposal for such services as Syngenta’s Confidential Information in accordance with Section 10 hereof. In order for Syngenta to provide its proposal for the manufacturing services for a given product, Diversa will provide to Syngenta in writing at the time of its notice of intent to commercialize a product, […***…]. Diversa shall notify Syngenta in writing within […***…] after receipt of such proposal from Syngenta, including the charges for its services, whether or not Syngenta has met the two conditions set forth above. If the conditions are met and Diversa proceeds toward commercialization of the product, then the Parties will enter into a manufacturing services agreement to be negotiated in good faith between the parties; if the Parties are unable to reach agreement within […***…], Diversa shall be free to initiate contract negotiations, and enter into a contract, with a Third Party for such manufacturing services […***…]. The obligation to offer Syngenta the opportunity to provide manufacturing services under this Section 4.1(c) shall terminate upon termination of the Preferred Supplier Period. Syngenta shall have no obligation to license any technology or Patent Rights or other rights to any Third Party or to Diversa to enable Diversa or such Third Party to provide manufacturing services to Diversa.

(d)    If Diversa proposes a project in good faith which is included in the meaning of […***…], and Syngenta does not within […***…] of Diversa proposing such project, agree in good faith to fund such proposed project in the future at any time under this Agreement, Diversa shall thereafter be free to pursue such project, itself or in collaboration with any Third Party. If Syngenta, having so agreed, later decides not to pursue or continue such Project, then Diversa shall have the right to pursue such project itself or with Third Parties, free of its obligations under Section 4.1 hereunder with respect to such project but without use of any Research Materials or Program Technology unless agreed to in writing by the Parties.

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4.2    Mutual Exclusivity Obligations.

(a)    Subject to Sections 4.2(b) and 4.2(c), Diversa and Syngenta each agrees, and each agree that they will procure the agreement of their respective Affiliates, that neither Diversa nor Syngenta, nor their respective Affiliates will itself or for or with any Third Party, directly or indirectly, engage in research, development, or commercialization of a product or project which is directly competitive with a Product or Project under this Agreement, from either a functional or customer or potential customer basis, regardless of the manufacturing route used. These obligations shall commence when Diversa’s obligations under Section 4.1(a) terminate under Section 4.1(b) and shall apply to all Projects active at the time of commencement of these obligations under this Section 4.2(a) and to any new active Projects thereafter under the Research Program, and to the Syngenta Products on or after the commencement of the obligations under Section 4.2(a). The obligations shall terminate as provided in Section 4.2(b).

(b)    The obligations set forth in Section 4.2(a) shall terminate on a Product by Product and Project by Project basis upon the earlier of (i) first commercial sale of such Product; (ii) notice by Syngenta to Diversa that Syngenta, in its sole discretion, has ceased further research, development and/or commercialization activities with respect to a particular Project or Syngenta Product prior to first sales; and (iii) notice by Syngenta that it has waived the obligations set forth in Section 4.2(a) with respect to a particular Project or Product. Syngenta agrees to provide Diversa written notice of its or its Affiliates cessation of research, development and/or commercialization activities with respect to a particular Project or Syngenta Product under this Agreement prior to first sales promptly after a formal decision to cease such activity has been made.

(c)    Notwithstanding the provisions of Section 4.2(a) and Section 4.2(b), and subject to Section 4.4, these obligations shall not apply to (i) Syngenta’s and its Affiliates’ research, development and commercialization, directly or through Third Parties, of […***…]; and/or (ii) the mere equity ownership, on a passive investment basis, by a Party of up to […***…] in a company engaged in these activities shall not be deemed to be a violation of Section 4.2(a) and (b). Further, if a Party or any of its Affiliates acquires a business or company which at the time of acquisition is engaged in the research, development and/or commercialization of a project or product which is directly competitive with a Project or Product under this Agreement, whether by acquisition of assets or by equity ownership (other than as permitted under Section 4.2(c)(ii)), then such acquisition shall not

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be deemed to be a violation of the obligations set forth in Section 4.2(a) and (b) if the acquiring Party or its applicable Affiliate discontinues or divests itself of the competing project or product within […***…] after the consummation of such acquisition or Syngenta waives such obligations with respect to the applicable Project or Product pursuant to Section 4.2(b)(iii).

4.3    Diversa Third Party Projects.

(a)    Diversa agrees that if it or its Affiliate should enter into a project or agreement with a Third Party that could benefit from Syngenta’s participation, such as if production in Plants rather than through Fermentation could significantly lower product costs, Diversa shall recommend Syngenta to the Third Party as a preferred collaborator or supplier. This obligation shall terminate upon the termination of […***…].

(b)    Nothing in Section 4.3 shall be construed to limit or modify Diversa’s obligations to Syngenta under Section 4.1 and 4.2. For the avoidance of doubt, for products invented by Diversa for Third Parties, which products fall outside the Syngenta Exclusive Field, Diversa shall be permitted to engage in such activity but not to manufacture in Plants; provided however, that notwithstanding anything to the contrary in this Agreement, nothing shall prevent the Third Party from manufacturing in Plants.

4.4    Syngenta Agreement.

(a)    With respect to Projects or Products, on a by Project or by Product basis, for the shorter of (i) the duration of […***…] or its […***…], or in the event that […***…], and (ii) the term of […***…], Syngenta agrees, and agrees to procure the agreement of its Affiliates, that neither Syngenta nor its Affiliates shall enter into any new agreement with a Third Party for microbe and microbial gene discovery and/or molecular evolution using the same or substantially similar technologies commercially available as of the Effective Date and available through Diversa under this Agreement to develop a product the same or substantially similar to any such Syngenta Product or Project. Additionally, during such period, Syngenta agrees that Diversa will be a preferred provider of microbe and microbial gene discovery and molecular evolution technologies in the Syngenta Exclusive

*Confidential Treatment Requested

Field subject to Syngenta’s existing contractual obligations with Third Parties relating to microbe and microbial gene discovery and molecular evolution. Syngenta will not require Diversa to undertake a Project which would directly compete with a project under an agreement between Syngenta and a Third Party for microbe and microbial gene discovery and/or molecular evolution; if Diversa and Syngenta agree to proceed with such competing Project, then the mutual non-compete obligations set forth in Section 4.2(a) shall not apply with respect to such Project. Syngenta’s obligations under this Agreement are subject to the Syngenta Commitments, and Diversa acknowledges that Syngenta has disclosed in writing, pursuant to Section 9.2(a), Syngenta Commitments which include existing contractual relationships with Third Parties relating to microbe and microbial gene discovery and/or molecular evolution.

(b)    Subject to the terms of this Agreement, Syngenta or any of its Affiliates may use, directly or indirectly, any Research Results or Program Materials, including any Biomolecules discovered or identified in the course of the Research Program, in any research, development or commercialization activities which it conducts in-house for any purpose or under contract with a Third Party to progress Projects and/or Syngenta Products, but not with any Third Party for any other purpose in conflict with Syngenta’s obligations under Section 4.2. Diversa agrees to provide Syngenta with access to all Biomolecules discovered or identified in the course of the Research Program and a license to use such Biomolecules in the Syngenta Exclusive Field in accordance with and subject to Section 8.4 of this Agreement. During the term of Diversa’s obligations under Section 4.1(a) prior to their termination under Section 4.1(b), Syngenta agrees and agrees to procure the agreement of its Affiliates that (i) neither Syngenta nor its Affiliates will use Biomolecules discovered or identified in the course of the Research Program with a Third Party for microbe and microbial gene discovery and/or molecular evolution and (ii) neither it or its Affiliates will start any new projects, in-house or with a Third Party, which are directly competitive with any active Project under the Research Program, once research has commenced with respect to such active Project under the Research Program until such Project has been completed or such Project has been terminated and removed from the Project List. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Syngenta or its Affiliates from using in any manner whatsoever Biomolecules which have been placed into the public domain other than by wrongful disclosure by Syngenta or its Affiliates.

5.    RESEARCH MILESTONE PAYMENTS

5.1    Project Milestones.  Diversa shall be eligible to receive Project milestone payments from Syngenta for the achievement of relevant events for a particular Project in accordance with the table set forth below and which shall be adapted as appropriate and included in the Project Plan for each Project prior to the commencement thereof (“Milestones”). Once the specific Milestones have been established for a Project in a Project Plan in accordance with the categories set forth in this Section 5.1, such Milestones and related payments may not be amended without Syngenta’s written agreement. No more than a total of $[…***…] in Milestone payments under this Agreement shall be due for each Project. Notwithstanding other provisions in this Section 5.1 to the contrary, the Parties agree that the Milestones and payments related thereto for certain new protein therapeutic projects described in Section 2.2(c) hereof shall be governed by the provisions of Section 2.2(c).

Milestones and Milestone Payments

1. […***…]

[…***…]

[…***…]

2. […***…]

[…***…]

[…***…]

3. […***…]

[…***…]	[…***…]

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4.    […***…]

[…***…]                                                                                                                                                   […***…]

5.    […***…]                                                                                                                                                   […***…]

5.2    Milestone Payments.  Diversa shall provide the Research Committee with satisfactory evidence and supporting documentation that it has achieved the milestones. Achievement against the agreed Milestones for a Project shall be determined by Syngenta in good faith. If a Milestone has been achieved to Syngenta’s good faith satisfaction, Syngenta shall pay Diversa the applicable Milestone payment within […***…]. The total amount of all Milestone payments per Project shall not exceed $[…***…] (except as provided in Section 2.2(c) with respect to certain new protein therapeutic projects as to which the total of all milestone payments per such new protein therapeutic project shall be as set forth in Section 2.2(c)). For the avoidance of doubt, except as provided in Section 2.2(c), at […***…] a total of $[…***…] per Project shall have been paid or be due to Diversa. Individual Milestone payments will not be partially paid.

6.    ROYALTIES

6.1    Royalty Rate.  If a Syngenta Product is commercialized by Syngenta, Diversa shall be entitled to royalties on Syngenta’s annual Net Revenue for Syngenta Products, on a Product by Product basis, subject to Section 6.3 and 6.5 hereof, based on the following royalty rate schedule, depending on whether the Syngenta Product is […***…]:

Annual Net Revenue Per Syngenta Product	Royalty % […***…]	Royalty % […***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

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[…***…]                                          […***…]                                          […***…]

For example, if Net Revenue for one Syngenta Product […***…] was $[…***…] in a given calendar year and the Net Revenue for another Syngenta Product […***…] was $[…***…] in that calendar year, Syngenta would pay royalties of $[…***…] to Diversa for that calendar year (the sum of (a) $[…***…]).

If the […***…] is changed during the year between […***…] and […***…], the […***…] royalty rate will be used to calculate the royalty on the Net Revenue received from Syngenta Products […***…] during the year and the […***…] royalty rate shall be used to calculate the royalty due on the Net Revenue received from Syngenta Products […***…] during such year.

6.2    Cumulative Royalty.  If cumulative annual Net Revenue of all Syngenta Products, in aggregate, exceed $[…***…] in Net Revenue in […***…], subject to Section 6.3 hereof, Diversa shall earn an additional royalty in the amount of […***…] of cumulative annual Net Revenue for all Syngenta Products in total for that […***…] in which more than $[…***…] Net Revenue occurs. This is not a compound increase, […***…].

6.3    Net Revenue Adjustment.  The amount of Net Revenue earned by Syngenta on a Syngenta Product shall be adjusted for purposes of calculation of royalties under Section 6.1 and 6.2 where sales or other revenue is not directly and solely attributable to such Syngenta Product (e.g. where traits are stacked or where seed and chemicals are sold together). In this event, the Parties shall negotiate in good faith to allocate a portion of such sales or other revenue that is attributable to the value of the Syngenta Product. Revenue used for calculation of the Net Revenue for the royalty and cumulative royalty calculations under Section 6.1 and 6.2 shall be as determined by agreement by the Parties pursuant to this Section 6.3 or, failing such agreement, pursuant to the arbitration provisions set forth in Section 13.

6.4    Non-Cash Revenue.  If in connection with the sale or transfer of a Syngenta Product, Syngenta or its Affiliates grants a Sublicensee a sublicense under any Program Technology or to any Syngenta Product, in exchange for any consideration in a form other than cash or a cash equivalent (e.g., a license under other intellectual property owned or Controlled by a Third Party), the fair market value of the non-cash consideration received by Syngenta and its Affiliates for such rights or product, as the case may be, shall

*Confidential Treatment Requested

be agreed by the Parties, or if the Parties are unable to agree on such fair market value, either Party may submit such matter to dispute resolution pursuant to Section 13 below, in order to determine the fair market value of such consideration which shall be used in calculating Revenue.

6.5    Duration of Royalties.  The royalties due hereunder will be payable on a country by country, Product by Product basis beginning on the first commercial sale of the applicable Product in the applicable country and ending on the later of (a) […***…] after the date of first commercial sale of such Product in such country if there are no issued patents included in the Patent Rights pertaining to such Product in such country or (b) the expiration of the last to expire of the issued patents included in the Patent Rights pertaining to such Product in such country. For the avoidance of doubt, no royalties shall be due hereunder in the event that the royalty obligation arises solely by virtue of issued patents included in the Patent Rights that claim the manufacture, use or sale of the Biomolecule incorporated into the Product that was discovered, identified, or developed, or the utility of which is discovered or identified in the course of the Research Program (and not issued patents included in the Patent Rights that claim the manufacture, use or sale of the Product) and the issued patents included in the Patent Rights applicable to such Biomolecule have expired or have been abandoned in all countries.

6.6    Third Party Royalties.

(a)    Except as otherwise expressly set forth in this Agreement or the License Agreement, Syngenta shall be responsible for the payment of any royalties, license fees and milestone and other payments due to any other Third Party(ies) under licenses or similar agreements necessary for the development, manufacture, propagation, use, import or sale of Syngenta Products developed, made and/or commercialized by Syngenta or its Affiliates or Sublicensees.

(b)    Except as otherwise expressly set forth in this Agreement or the License Agreement, Diversa shall be responsible for the payment of any royalties, license fees and milestone and other payments due to any other Third Party(ies) under licenses or similar agreements necessary for the development, manufacture, propagation, use, import or sale of Diversa Products, and any other products which incorporate or are made through use of Program Technology (other than Syngenta Products), developed, made and/or commercialized by Diversa or its Affiliates or Sublicensees.

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6.7    Withholding Taxes.  Any tax that one Party is required to withhold and pay on behalf of the other Party with respect to the payments payable by such Party to the other Party under this Agreement shall be deducted from and offset against said payments prior to remittance to that other Party; provided, however, that in regard to any tax so deducted, the withholding Party shall give or cause to be given to the other Party such assistance as may reasonably be necessary to enable that other Party to claim exemption therefrom or credit therefor, and in each case shall furnish the other Party with proper evidence of the taxes paid on its behalf.

7.    BOOKS AND RECORDS

7.1    Reports and Payments.

(a)    After the first commercial sale of a Product as to which royalties are payable by one Party to the other Party hereunder, the Party owing royalty payments shall make quarterly written reports to the other Party for each calendar quarter, within […***…] after the end of the applicable calendar quarter, stating in each such report, for Net Revenue of such Party and its Affiliates, on a country-by-country and Product-by-Product basis:

(i)	the quantity and description of each Product sold; and

(ii)
the Net Revenue for each Product, and the calculation of royalties due thereon, accompanied by sufficient information to enable the Party due royalties to verify the accuracy of the royalty calculations made by the other Party, and a detailed explanation of the methodology used to determine the royalty payment, including, without limitation, the exchange rates used pursuant to Section 7.3.

Concurrently with the making of any such reports, the Party owing royalties to the other Party shall pay to such other Party, within […***…] after the end of each calendar quarter, all royalties due pursuant to Section 6 in the case of Syngenta on Syngenta Products. If no royalties are due, such Party shall so notify the other Party. The Parties acknowledge that the royalty reports and payments from Syngenta to Diversa for each calendar quarter during a calendar year will be based on […***…] and that […***…]

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[…***…].

7.2    Payment Method; Late Payments.  All amounts due either Party hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to a bank account designated by the receiving Party. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of […***…], or the […***…], calculated on the number of days such payment is delinquent, […***…]. This Section 7.2 shall in no way limit any other remedies available to either Party.

7.3    Currency Conversion.  Royalty payments subject to this Agreement shall first be determined in the currency earned and then converted to its equivalent in United States currency. The average of the buying rates on exchange for converting the currencies involved into the currency of the United States quoted by the Financial Times (or its successor in interest) for the quarterly period in which the royalty payments were earned shall be used to determine any such conversion.

7.4    Restrictions on Payment.  The obligation to pay royalties under this Agreement in a particular country shall be waived and excused to the extent that statutes, laws, codes or government regulations in such country prevent such royalty payments; provided, however, in such event, if legally permissible, the paying Party shall pay the royalties owed to the receiving Party by depositing such amounts in a bank account in such country that has been designated by the receiving Party and promptly report such payment to the receiving Party.

7.5    Records; Inspection.  Each Party and its Affiliates shall keep (and cause its Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty payments payable under this Agreement. Such books and records shall be kept reasonably accessible for three (3) years following the end of the calendar year to which they pertain. Such records will be open for inspection during such three (3) year period by a representative or agent of the receiving Party reasonably acceptable to the paying Party, which approval shall not be unreasonably withheld, for the purpose of verifying the statements provided pursuant to Section 7.1. Such inspections may

*Confidential Treatment Requested

be made no more than once each calendar year, at reasonable times mutually agreed by Syngenta and Diversa. The inspecting Party’s representative or agent will be obliged to execute a confidentiality agreement acceptable to the other Party in its reasonable judgment prior to commencing any such inspection and may only disclose to the inspecting Party the amount of any variance or error. The inspecting Party shall bear the costs and expenses of inspections conducted under this Section 7.5, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount payable for any year is established in the course of any such inspection, whereupon all costs relating to the inspection and any unpaid amounts that are discovered will be paid by the paying Party or any overpayments will be returned to the paying Party, together with interest on such unpaid amounts or overpayments at the rate specified in Section 7.2 above.

8.    INTELLECTUAL PROPERTY

8.1    Ownership of Existing Intellectual Property and Improvements.  Syngenta or its Affiliates shall retain all ownership rights to all Patent Rights, Know How, and Materials owned by Syngenta or its Affiliates as of the Effective Date and to any improvements thereof, excluding Platform Technology Improvements not specifically requested to be made and funded by Syngenta as part of Research Program hereunder, and Diversa hereby assigns to Syngenta all right, title and interest in and to any such improvements. Diversa or its Affiliates shall retain all ownership rights to all Patent Rights, Know How, and Materials, and all other intellectual property owned by Diversa or its Affiliates as of the Effective Date and to any improvements thereof, including Diversa’s proprietary nucleic acid libraries, and shall own all improvements to Diversa’s discovery and evolution technologies, and all its screening assays, and Syngenta hereby assigns to Diversa all right, title and interest in and to any such improvements made, conceived or reduced to practice by employees or consultants of Syngenta or its Affiliates in the course of the Research Program and all intellectual property rights therein. Notwithstanding anything to the contrary contained herein, each Party shall own all manufacturing host organisms, and all intellectual property related thereto, that it owns as of the Effective Date, or develops subsequently, whether under this Agreement or otherwise, and any improvements thereto.

8.2    Ownership of New Intellectual Property and Research Results.

(a)    Inventorship of inventions, whether or not patentable, conceived of by employees or consultants of either Party, or jointly by employees and consultants of both Parties, in the course of work performed under the Research Program (collectively, the “Inventions”) shall be determined in accordance with United States patent laws, and ownership of Inventions shall be determined in accordance with inventorship except as otherwise provided in Section 8.1 and this Section 8.2. Except as specifically set forth herein, the inventing Party shall own all Inventions hereunder.

(b)    Except as expressly provided in this Agreement, Syngenta shall own all Program Technology, and Diversa shall only use Research Results and Program Materials for Project Research and Directed Research hereunder.

(c)    Diversa shall own all Patent Rights and Know-How related to compositions of matter, uses of or methods primarily relating to, or otherwise primarily involving, any Biomolecule or any derivative or analog thereof discovered pursuant to the conduct of the Projects under the Research Program, any Diversa Product or any other product sold or licensed, or developed for sale or license, by Diversa or its Affiliates or Sublicensees which incorporates or is made through use of Program Technology, including, but not limited to, methods and techniques used for discovery and/or optimization of Biomolecules and derivatives or analogs thereof, and methods of using Biomolecules to make products, and shall be entitled to use the foregoing for any purpose, subject to the provisions of Section 4 and any license granted under Section 8.4(a); provided, however that Plant Genes are excluded from this Section 8.2(c) and are included in Section 8.2(e).

(d)    Diversa shall own all Platform Technology Improvements, and shall be entitled to use the foregoing for any purpose, subject to the provisions of Section 4 and subject to the provisions of Sections 8.1 and 8.4(b) with respect to Platform Technology Improvements included in the Research Results.

(e)    For the avoidance of doubt, Syngenta shall own all Patent Rights and Know-How that claim, disclose or cover compositions of matter that are Plant Genes discovered pursuant to the conduct of the Projects under the Research Program or Syngenta Products, and uses of, or methods of making, such Plant Genes or Syngenta Products, except as set forth in Section 8.2(c).

(f)    Each Party shall (and shall cause its applicable Affiliates to) make such assignments and take such other actions as may be necessary or appropriate to effect the ownership of intellectual property rights in accordance with this Section 8.2.

8.3    Ownership Dispute.  If there is a dispute regarding the ownership of any Research Results, Patent Rights and Know How under Section 8.1 or 8.2, the Parties agree to resolve such dispute by submitting such dispute to an independent patent counsel mutually acceptable to the Parties for resolution, with each Party paying half of the fees of such independent patent counsel.

8.4    License of Platform Technology and Biomolecules.

(a)    Diversa hereby grants to Syngenta and its Affiliates a perpetual (subject only to payments due hereunder), exclusive, royalty-bearing (pursuant to Section 6 as part of the royalties due on Syngenta Products with no other royalty being due), worldwide license, with the right to sublicense, under the Patent Rights and Know-How Controlled by Diversa and its Affiliates to make, have made and use all of the Biomolecules that demonstrated the minimum criteria levels specified in the applicable Project Plans to use, develop, make, have made, import, sell, offer for sale and have sold Syngenta Products for use in the Syngenta Exclusive Field. Diversa agrees to grant to Syngenta and its Affiliates a perpetual (subject only to payments due hereunder), royalty-bearing (pursuant to Section 6 as part of the royalties due on Syngenta products with no other royalty being due) worldwide license, with the right to sublicense, under the Patent Rights and Know-How Controlled by Diversa and its Affiliates to make, have made and use all other Biomolecules discovered or provided in the course of the Projects under the Research Program which did not demonstrate such minimum criteria levels to use, develop, make, have made, import, sell, offer for sale and have sold Syngenta Products for use in the Syngenta Exclusive Field subject to the following provisions:

(i)     Syngenta shall give Diversa written notice of its good faith intent to utilize commercially a Biomolecule discovered or provided in the course of the Projects under the Research Program which has not met the applicable criteria for development and commercialization;

(ii)    Diversa shall grant Syngenta a license, on the terms set forth in Section 8.4(a) above, to such Biomolecule in the Syngenta Exclusive Field to the greatest extent that Diversa has not granted such rights to a Third Party(ies) at the time Syngenta gives Diversa the notice set forth in subsection (i) or (iii) herein or planned to undertake within […***…] or undertaken an internally funded project to utilize such Biomolecule as established by written evidence of such project or plan at the time Syngenta gives such notice. If Diversa has not granted any Third Party(ies) a license with respect to such Biomolecule for use in the entire Syngenta Exclusive Field and has not undertaken or planned to undertake such internally funded project as described above for use in the entire Syngenta Exclusive Field, then, Diversa shall grant Syngenta an exclusive license. If Diversa has granted a Third Party(ies) a non-exclusive license to the Biomolecule for use in the entire Syngenta Exclusive Field or has undertaken or planned to undertake such internally funded project as described above for use in the entire Syngenta Exclusive Field,

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then Diversa shall grant Syngenta a non-exclusive license for the entire Syngenta Exclusive Field. If Diversa has granted a Third Party(ies) a non-exclusive and/or exclusive license or has undertaken or planned to undertake such internal project as described above with respect to the Biomolecule for use only in part of the Syngenta Exclusive Field, then Diversa will grant Syngenta an exclusive license with respect to the part of the Syngenta Exclusive Field not covered by the Third Party’s(ies’) (or the internal project’s) exclusive or non-exclusive license and a non-exclusive license for those parts of the Syngenta Exclusive Field where the Third Party(ies) has also been granted a non-exclusive license (or which is covered by the internal project). If at the time Syngenta gives notice to Diversa, Diversa has granted a Third Party(ies) an exclusive license or if Diversa has undertaken or planned to undertake such internal project as described above with respect to the entire Syngenta Exclusive Field, then Diversa shall have no obligation to grant a license to Syngenta with respect to such Biomolecule for the duration of the Third Party’s(ies’) license or the internal project.

(iii)    Syngenta shall have the right to give Diversa subsequent notice(s) of its good faith interest in a Biomolecule discovered or provided in the course of the Projects under the Research Program which has not met the applicable minimum criteria and the provisions set forth in (ii) shall apply.

(b)      Diversa agrees to grant Syngenta and its Affiliates a perpetual, royalty-free, worldwide license, with the right to sublicense, to use the Platform Technology Improvements which are owned by Diversa pursuant to Section 8.2(d) hereof, in the Syngenta Exclusive Field. Such license shall be exclusive, with the right to sublicense, during the term of Diversa’s exclusivity obligations under Section 4.1 and shall be non-exclusive thereafter.

(c)      Syngenta shall have the right to grant sublicenses under the rights granted to it under Section 8.4(a) and (b) as provided therein; provided that the Affiliate or Sublicensee to whom a sublicense is granted agrees to be bound by the terms and conditions of this Agreement. Syngenta will be responsible for all payments for Syngenta Products due to Diversa as a result of any Affiliate and Sublicensee Net Revenues. Syngenta will be responsible for the observance by all of its Affiliates and Sublicensees of all applicable provisions of this Agreement, and will use its reasonable good faith efforts to cause all of its Affiliates and Sublicensees to observe the covenants in this Agreement, including, without limitation, provisions regarding confidentiality, limitations on use of Material and/or Biomolecules, maintaining records, reporting Net Revenues, making required payments and governmental regulations

8.5    Research License.

(a)    During the Research Term, Syngenta hereby grants to Diversa a non-exclusive, royalty-free license, under Syngenta Proprietary Technology and those Patent Rights and Know-How Controlled by Syngenta and its Affiliates which Syngenta determines should be used in the Research Program or which is licensed by Diversa to Syngenta hereunder, to use such Patent Rights and Know-How only for the conduct of the Research Program. If Syngenta elects to provide Diversa with access to its genomics data for such purpose, Diversa acknowledges and agrees that it shall use such genomics data only for its research under the Research Program for use in the Syngenta Exclusive Field for Syngenta and for no other purpose. This license is personal to Diversa and does not include a right to sublicense. This license does not include a right to commercialize.

(b)    Syngenta agrees, on behalf of itself and its Affiliates, to hold Diversa and its Affiliates harmless from and against claims by Syngenta or any of its Affiliates of infringement or misappropriation of any Syngenta Proprietary Technology or Patent Rights or Know-How Controlled by Syngenta or any of its Affiliates in connection with Diversa’s performance of its obligations under the Research Program.

8.6    Filing of Patents.

(a)    Subject to the provisions of this Section 8.6, the Party owning the Patent Rights shall have the right and the responsibility for patent filing, prosecution and maintenance (including the defense of interferences, oppositions and similar proceedings) (collectively, “Patent Activities”). Such Patent Activities shall be at the discretion and at the sole expense of the applicable owner, using patent counsel of such owner’s choice.

(b)    Each Party shall notify the other, in writing prior to any filing, of its intention to file any patent application claiming an invention made in connection with the Research Program and the ownership of which is governed by Sections 8.2(c), 8.2(d), or 8.2(e) above, including identification of each country and regional patent office in which the Party intends to file patent applications claiming priority to an earlier filed patent application, and shall at the request of the other Party promptly provide the other with copies of all patent prosecution and maintenance documentation and correspondence so that the other shall be currently and promptly informed of the continuing prosecution and maintenance of patent applications and patents claiming or disclosing inventions made in connection with the Research Program. The Parties will provide reasonable cooperation to each other with respect to each other’s Patent Activities, provided that neither Party shall have any obligation to incur out of pocket expenses or to engage in any legal or administrative proceedings in providing such cooperation.

(c)    If at any time the Party responsible for Patent Activities pursuant to Section 8.6(a) above (the “Responsible Party”) does not wish to file or wishes to discontinue the prosecution or maintenance of any patent application or patent filed in any country, on a country-by-country basis, which is included in the Patent Rights, it shall promptly give notice of such intention to the other Party. If such other Party then has an exclusive license under such patent application or patent pursuant to this Agreement or the License Agreement, then such other Party shall have the right, but not the obligation, to assume responsibility for the prosecution of any such Patent Rights in the applicable country, at its own expense, by giving notice to the Responsible Party of such intention within thirty (30) days. In such event, the Responsible Party shall assign all of its rights in such Patent Rights to the Party assuming responsibility for and costs of the Patent Activities for use only in the Syngenta Exclusive Field if the assignee is Syngenta and for use only outside the Syngenta Exclusive Field if the assignee is Diversa.

(d)    Each Party agrees to cooperate fully in the preparation, filing, and prosecution of any Patent Rights under this Agreement, including, without limitation, executing all papers and instruments, or requiring its employees or consultants, to execute such papers and instruments as may be reasonably required, so as to effectuate the ownership of Research Results, Patent Rights and Know-How set forth in Sections 8.1 and 8.2 and to enable the other Party to apply for and to prosecute patent applications in any country. The Parties agree to follow the patent strategy cooperation procedures set forth in Exhibit C hereto.

  8.7   Patent Enforcement.

(a)    In the event either Party becomes aware of any actual or threatened infringement or use of any Patent Rights (collectively, an “Infringement”), that Party shall promptly notify and provide full details to the other Party provided that neither Party shall be required to provide information if it would waive attorney client privilege or would be a breach of confidentiality obligations with a Third Party. The Parties will meet to discuss the appropriate course of action, and may collaborate in pursuing such course or action; provided that the owner of the Patent Rights shall have sole discretion with respect to enforcement of such Patent Rights.

(b)    With respect to infringement of any patent included in the Patent Rights owned by a Party that is likely to have a material adverse effect on any Product being developed or commercialized by the other Party or its Affiliates or Sublicensees pursuant to a license granted under this Agreement or the License Agreement or on any such license granted under this Agreement or the License Agreement, such other Party shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and, if the Party that owns such Patent Rights fails to bring an action or proceeding prior to the earlier of (a) a reasonable time days following the notice of alleged infringement not to exceed […***…] or (b) […***…] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, the other Party shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and the Party that owns the Patent Rights shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(c)    If either Party lacks standing and the other Party has standing to bring any such suit, action or proceeding to enforce its Patent Rights, then the Responsible Party may request the other Party to do so at the Responsible Party’s expense. The Party with standing is under no obligation to comply with such request, but rather is free to refuse such request.

(d)    No legal proceeding or claim regarding Patent Rights may be settled without the consent of the applicable owner of the Patent Rights. In no event shall either Party enter into any agreement which makes any admission regarding (i) wrongdoing on the part of the other Party, or (ii) the invalidity, unenforceability or absence of infringement of any Patent Rights owned or Controlled by the other Party, without the prior written consent of the other Party. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding.

8.8    Third Party Infringement.  The Parties shall promptly notify one another in writing of any allegation by a Third Party that the exercise of the rights granted to either Party under this Agreement or the activities of either Party under this Agreement infringes or may infringe the intellectual property rights of such Third Party. Each Party will use commercially reasonable efforts (and will endeavor to cause its Affiliates to use commercially reasonable efforts) to cooperate with the other Party to resolve or defend against any such claims. Neither Party shall have the right to settle any patent infringement litigation under this Section 8.8 in a manner that diminishes the rights of the other Party without the prior written consent of such other Party.

*Confidential Treatment Requested

8.9    No Unauthorized Use.  Diversa hereby covenants that it will not practice or use the Syngenta Proprietary Technology, the Program Technology, or the Patent Rights and Know-How Controlled by Syngenta, except as expressly permitted in this Agreement or in the License Agreement. Syngenta hereby covenants that it will not practice or use the Program Technology or Patent Rights and Know-How Controlled by Diversa, except as expressly permitted in this Agreement. Notwithstanding the above, nothing in this Agreement shall prohibit either Party from using outside the scope of this Agreement information which is in the public domain, unless the use of such information would infringe issued, valid patent rights owned or Controlled by the other Party hereto.

8.10    No Implied Licenses.  No rights or licenses with respect to any intellectual property owned by Diversa or Syngenta are granted or shall be deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement or in the License Agreement.

9.    REPRESENTATIONS AND WARRANTIES

9.1    Legal Authority.  Each Party represents and warrants to the other that it has the legal power, authority and right to enter into this Agreement and to perform its respective obligations set forth herein.

9.2    No Conflicts.

(a)    Syngenta represents and warrants that as of the Effective Date neither it nor any of its Affiliates is a Party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, and that none of them shall enter into any such agreement, or so modify any existing agreement, during the term of this Agreement which would conflict with its ability to fulfill any of its obligations under this Agreement except the Syngenta Commitments. Syngenta represents and warrants as of the Effective Date that the Syngenta Commitments include accurate and complete descriptions of all of the agreements or other arrangements it has with Third Parties that limit or restrict its ability to fulfill any of its obligations under this Agreement.

(b)    Diversa represents and warrants that as of the Effective Date of this Agreement neither it nor any of its Affiliates is a Party to any agreement or arrangement with any Third Party or under any obligation or restriction, including pursuant to its Certificate of Incorporation or Bylaws, which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, and that none of them shall enter into any such agreement, or so modify any existing agreement during the term of this Agreement which would limit or conflict with its ability to fulfill any of its obligations under this Agreement, except the Diversa Commitments. Diversa represents and warrants as of the Effective Date that the Diversa Commitments include accurate and complete descriptions of all of the agreements or other arrangements it has with Third Parties and of its internally funded activities that limit or restrict its ability to conduct research and development activities for Syngenta in the Syngenta Exclusive Field.

9.3    Disclaimer of Warranties.  Diversa and Syngenta each specifically disclaims that the Research Program will be successful, in whole or part. DIVERSA AND SYNGENTA EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, PATENT RIGHTS OR KNOW-HOW, RESEARCH RESULTS, TECHNOLOGY, PROGRAM TECHNOLOGY, GENE(S), BIOMOLECULE(S), DIVERSA PRODUCTS, OR SYNGENTA PRODUCTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR VALIDITY OF ANY TECHNOLOGY OR PROGRAM TECHNOLOGY, PATENTED OR UNPATENTED.

10.    CONFIDENTIALITY

10.1    Confidential Information.  Except as expressly provided herein, the Parties agree that, for the term of this Agreement and thereafter, the receiving Party (the “Receiving Party”) shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement the terms of this Agreement and any confidential information of the other Party or any data, technical and economic information (including the economic terms hereof), commercialization, and research strategies and know-how and other information provided by the other Party (the “Disclosing Party”) during the term of this Agreement or during the negotiation of this Agreement, the License Agreement, or the Transaction Agreement, or in connection with the transactions contemplated thereby, or any Research Results, Patent Rights, Know-How and Materials solely owned by the Disclosing Party (collectively, the “Confidential Information”) furnished to it by the Disclosing Party pursuant to this Agreement, the License Agreement, the Transaction Agreement, or the transactions contemplated thereby. The Parties acknowledge and agree that the foregoing restrictions shall not apply to any:

(a)    information that is or becomes part of the public domain through no fault of the Receiving Party or its Affiliates;

(b)    information that is obtained after the date hereof by the Receiving Party or one of its Affiliates from any Third Party which is lawfully in possession of such Confidential Information and not in violation of any contractual or legal obligation to the Disclosing Party with respect to such Confidential Information;

(c)    information that is known to the Receiving Party or one or more of its Affiliates prior to disclosure by the Disclosing Party, as evidenced by the Receiving Party’s written records; or

(d)    information which has been independently developed by the Receiving Party without the aid or use of any Confidential Information, as shown by contemporaneous written records.

10.2    Permitted Disclosures.  Confidential Information may be disclosed to employees, agents, consultants and actual or bona fide potential Sublicensees of the Receiving Party or its Affiliates, but only to the extent reasonably required to accomplish the purposes of this Agreement and only if such employees, agents, consultants and actual or potential bona fide Sublicensees to whom disclosure is to be made are subject to a written obligation to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants and Sublicensees do not disclose or make any unauthorized use of the Confidential Information. The Receiving Party shall be permitted to disclose Confidential Information in the event that, and only to the extent that, such information is required to be disclosed to comply with applicable laws or regulations or for regulatory filings to test, register and sell Syngenta Products and Diversa Products and any other products sold or licensed, or developed for sale or license, by Diversa or its Affiliates or Sublicensees which incorporate or are made through use of Program Technology as provided hereunder (such as disclosure to the United States Securities and Exchange Commission, the United States Environmental Protection Agency, the United States Department of Energy, the United States Food and Drug Administration, or the United States Patent and Trademark Office, or to their foreign equivalents), or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure. In addition, each Party may disclose the terms of this Agreement to lenders, investment bankers, and similar financial institutions solely for purposes of financing the business operations of such Party and to Third Parties in connection with a potential bona fide merger or acquisition transaction either (i) upon the written consent of the other Party or (ii) if the disclosing Party obtains a signed confidentiality agreement with such financial institution or Third Party with respect to such information, upon terms substantially similar to those contained in this Section 10.

10.3    Publicity.  All publicity, press releases and other announcements relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and shall be subject to the approval of, both Parties; provided, however, that either Party may disclose the terms of this Agreement pursuant to Section 10.2 or to the extent required to comply with applicable securities or other laws, in which case the disclosing Party shall use reasonable efforts to provide the non-disclosing Party the opportunity to review and comment on such disclosure prior to its submission. Once a particular disclosure has been approved for disclosure, either Party may make disclosures which do not differ materially therefrom without any need for further consents. All such disclosures shall be copied to the other party for information.

10.4    Publication.  Neither Party shall publish any Research Results without the other Party’s prior written consent. If the Party not proposing disclosure gives such consent, the Parties shall cooperate in appropriate publication of the results of research and development work performed pursuant to this Agreement, but subject to the predominating interest to obtain patent protection for any patentable subject matter. To this end, it is agreed that prior to any public disclosure of such results, the Party proposing disclosure shall send the other Party a copy of the information to be disclosed, and shall allow the other Party thirty (30) days from the date of receipt in which to determine whether the information to be disclosed contains subject matter for which patent protection should be sought prior to disclosure, or otherwise contains Confidential Information of the reviewing Party which such Party desires to maintain as a trade secret. If such notification is not received during the thirty (30) day period, the Party proposing disclosure shall be free to proceed with the disclosure. If due to a valid business reason or a reasonable belief by the non-disclosing Party that the disclosure contains subject matter for which a patentable invention should be sought or Confidential Information of the non-disclosing party, then prior to the expiration of the thirty (30) day period, the non-disclosing Party shall so notify the disclosing Party, who shall then delete the Confidential Information of the non-disclosing Party and, at the request of the non-disclosing Party, delay public disclosure of the remainder of the disclosure for an additional period of up to sixty (60) days to permit the preparation and filing of a patent application on the subject matter to be disclosed or other action to be taken. The Party proposing disclosure shall thereafter be free to publish or disclose the information. The determination of authorship for any paper shall be in accordance with accepted scientific practice.

11.    INDEMNIFICATION

11.1    Syngenta.  Syngenta agrees to indemnify, defend and hold harmless Diversa and its Affiliates and Sublicensees and their respective employees, agents, officers, directors and permitted assigns (each a “Diversa Indemnitee”) from and against any claims, actions or suits by a Third Party resulting in any liabilities, damages, settlements, claims, penalties, fines, and reasonable costs or reasonable expenses incurred (including, without limitation, reasonable attorneys’ fees and other expenses of litigation, if any, of Third Parties awarded by the court in a final decision which is not appealed or is unappealable) (any of the foregoing, a “Claim”) against or incurred by any Diversa Indemnitee to the extent arising out of or resulting from (i) negligence or willful misconduct by Syngenta in the Research Program; (ii) a breach of any of the representations or warranties of Syngenta hereunder; (iii) a material breach of Syngenta’s obligations under this Agreement; (iv) the use of the Syngenta Proprietary Technology, Syngenta Materials and any other intellectual property or Materials which Syngenta provides for or uses in the conduct of the Research Program (excluding any intellectual property or Materials provided by Diversa or licensed by Diversa to Syngenta); and (v) the development or manufacture, use, promotion, marketing, sale or other distribution of any Syngenta Product by Syngenta or its Affiliates or Sublicensees, except, in each case, to the extent that such Claim arises out of or results from a matter for which Syngenta is entitled to be indemnified by Diversa pursuant to Section 11.2 hereof, and provided that notwithstanding the foregoing, Syngenta shall have no liability to any Diversa Indemnitee for its consequential or special damages or lost profits, and with respect to Third Party claims, shall only be obligated to indemnify Diversa Indemnitees against actual damages, if any, awarded to a Third Party or actual settlement amounts, as applicable. For the avoidance of doubt, any claims that Diversa may have with respect to the TMRI Intellectual Property Rights licensed under the License Agreement shall be made under the Transaction Agreement and not under or in connection with this Agreement.

11.2    Diversa.  Diversa agrees to indemnify, defend and hold harmless Syngenta and its Affiliates and Sublicensees and their respective employees, agents, officers, directors and permitted assigns (each a “Syngenta Indemnitee”) from and against any Claims against or incurred by any Syngenta Indemnitee arising out of or resulting from

(i)  the negligence or willful misconduct of Diversa in the Research Program; (ii) a breach of any of the representations or warranties by Diversa hereunder; (iii) a material breach by Diversa of its obligations under this Agreement; (iv) to the extent not covered by Section 11.1 above, the use of Diversa Materials and any other intellectual property or Materials which Diversa provides for or uses in the conduct of the Research Program; and (v) the development or manufacture, use, promotion, marketing, sale or other distribution by Diversa or its Affiliates or its Sublicensees of any Diversa Product or any other product sold or licensed, or developed for sale or license, by Diversa or its Affiliates or Sublicensees which incorporates or is made through use of Program Technology, except, in each case, to the extent that such Claim arises out of or results from a matter as to which Diversa is entitled to be indemnified by Syngenta pursuant to Section 11.1 hereof; provided, however, that notwithstanding the foregoing, Diversa shall have no liability to any Syngenta Indemnitee for its consequential or special damages or lost profits and with respect to Third Party claims shall only be obligated to indemnify Syngenta Indemnitees against actual damages, if any, awarded to a Third Party or actual settlement amounts, as applicable.

11.3    Procedure.  A Diversa Indemnitee or Syngenta Indemnitee (the “Indemnitee”) that intends to claim indemnification under this Section 11 shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel chosen by Indemnitor, with consent of Indemnitee, which consent shall not be unreasonably withheld. The Indemnitee shall not enter into negotiations or enter into any agreement with respect to the settlement of any Claim without the prior written approval of the Indemnitor, and the indemnity agreement in this Section 11 shall not apply to amounts paid in settlement of any Claim if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 11. At the Indemnitor’s request, the Indemnitee under this Section 11, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

12.    TERM AND TERMINATION

12.1    Term and Termination of Research Program.  The initial five (5) year term of the Research Program shall commence on the Effective Date and, unless terminated earlier due to the termination of the Agreement pursuant to Section 12.3, 12.4 or 12.5, shall terminate on the fifth anniversary of the Effective Date. Syngenta shall have the right to extend the Research Term beyond the initial five (5) year term, from time to time, for consecutive periods of one Year by delivering written notice thereof to Diversa at least […***…] prior to the expiration of the initial five (5) year term or at least […***…] prior to the expiration of any extension period, and in any event the Research Term shall be extended so that funding of the Research Program during the Research Term shall comply with Section 2.6(b); provided, however, that Diversa’s express written consent shall be required for any such extension beyond the […***…] anniversary of the Effective Date. Diversa shall give Syngenta at least […***…] prior notice before the fifteenth or any subsequent anniversary of the Effective Date if it does not agree to the extension of the Research Term beyond the fifteenth or such subsequent anniversary date. If Diversa gives Syngenta this notice, Syngenta shall have no obligation to continue the Research Term or to provide any FTE Funding at any level beyond the fifteenth or such subsequent anniversary date of the Effective Date. The “Research Term” includes the initial five (5) year term and all extension periods pursuant to this Section 12.1 if applicable. The effective date of termination of the Research Term shall not be earlier than two Years after the expiration of the initial five year term, except as otherwise expressly provided under this Agreement.

12.2    Term and Termination of Agreement.  This Agreement shall be effective as of the Effective Date and, unless otherwise terminated earlier pursuant to the other provisions of this Section 12, shall continue in full force and effect on a country-by-country basis and Syngenta Product-by-Syngenta Product, or Diversa Product-by-Diversa Product basis, as the case may be, until the date that neither Party has remaining royalty obligations to the other for such Syngenta Product or Diversa Product, as applicable, in such country. Following the expiration of royalty obligations in any country with respect to a particular Syngenta Product or Diversa Product, as the case may be, Syngenta or Diversa shall retain a non-exclusive, perpetual, worldwide, fully paid license under the other Party’s interest in the Know-How within the Program Technology to commercialize such Syngenta Product or Diversa Product, as the case may be in the Syngenta Exclusive Field with respect to Syngenta and outside the Syngenta Exclusive Field with respect to Diversa.

12.3    Termination for Material Breach.  Either Party may terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its obligations hereunder and such default has continued for sixty (60) days (ten (10) days with respect to any payment default) after written notice thereof was provided to the breaching Party by the non-breaching Party, or if a cure of such default

*Confidential Treatment Requested

(other than a payment default) cannot reasonably be effected within such sixty (60) day period, the defaulting Party has failed to deliver within such period a plan for curing such breach or default which is reasonably sufficient to effect a cure and which is satisfactory to the non-breaching party in its sole judgment. An assignment of this Agreement by a Party in contravention of Section 14.3 hereof shall be deemed to be a material breach which shall entitle the other Party to terminate this Agreement. It is understood and agreed that a Party may terminate this Agreement based upon the conduct of any Sublicensee of the other Party that would constitute a material breach of this Agreement if such other Party undertook such conduct, unless such other Party promptly and diligently acts (and continues to act) to enforce the restrictions and obligations set forth in this Agreement against such Sublicensee. Any termination shall become effective at the end of such cure period unless the breaching Party has cured any such breach or default prior to the expiration of the cure period, or has delivered to the other Party during such cure period a plan for curing such breach which is reasonably acceptable to the other Party.

12.4    Termination for Bankruptcy.  If voluntary or involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization or the dissolution of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within sixty (60) days thereafter, the other Party may immediately terminate this Agreement effective upon notice of such termination.

12.5    Termination for Change in Control of Diversa.  In the event that during Research Term, Diversa proposes to undertake a Change in Control, Diversa will provide written notice thereof promptly upon such information being made publicly available. Syngenta shall have the right to terminate this Agreement if Diversa undergoes a Change in Control during such period if either (i) the Change of Control is with or involving any entity which is a competitor of Syngenta’s or its Affiliates, or (ii) as a result of such Change in Control, Syngenta reasonably determines, in its sole judgment, that such Change in Control would have an adverse effect on the ability of the surviving entity to perform the Research Program and provides Diversa the reason for this determination at the time of notice of such termination. In either case, Syngenta may terminate the Agreement effective upon such Change in Control by giving Diversa written notice of such prospective termination within thirty (30) days after Syngenta receives written notice of such proposed Change in Control from Diversa.

12.6    Effect of Termination.

(a)    Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

(b)    Upon any termination of this Agreement, Syngenta and Diversa shall promptly return to the other Party hereto all Confidential Information received from the other Party (except one copy of which may be retained by legal counsel for archival purposes and ensuring compliance with Section 10), and all Materials shall be returned to the owner thereof, except to the extent either Party retains rights to use Know-How of the other Party pursuant to this Agreement and to the extent that Diversa retains rights under the License Agreement.

12.7    Survival.  Sections 1, 2.2(j) (ii)(but only for a period of five years after expiration or termination of this Agreement), 2.2(j)(iii), 2.6(f) (for the period described therein), 2.7, 3.5(a), 4.4(b), and 7.5 (for the period described therein), 8.1, 8.2, 8.3, 8.4, 8.6,8.7, 8.8, 8.9, 8.10, 9, 10, 11, 12.6, 12.7, 12.8, 13 and 14 of this Agreement shall survive the expiration or termination of this Agreement for any reason.

12.8    Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party that is a licensee of such rights under this Agreement shall retain and may fully exercise its rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be, within ten (10) days of the commencement of such proceeding, delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Party subject to such proceeding (or a trustee on behalf of the subject Party) elects to continue to perform all of their obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

13.      DISPUTE RESOLUTION

13.1    Acknowledgement.  Notwithstanding any other provision of this Agreement, it is understood and agreed that the matters as to which this Agreement provides that Syngenta or Syngenta’s representatives on the Research Committee have the right to make the decision shall not be subject to dispute resolution under this Section 13 including the following: the selection of which Projects, including without limitation, Reserved Projects, will be conducted in the Research Program which are within the Syngenta Exclusive Field (which decision shall be within Syngenta’s sole discretion); decisions to add, terminate, modify, reorder the priority or substitute Projects which are within the Syngenta Exclusive Field and the allocations of resources with respect thereto which will be made by the Syngenta representatives on the Research Committee under Section 2.2; and the amendment of Milestones and Milestone payments requiring Syngenta’s agreement and the determination by Syngenta whether Milestones have been achieved under Section 5.1. In addition, any dispute regarding ownership of any Research Results, Patent Rights and Know-How shall be resolved in accordance with Section 8.3 and shall not be subject to dispute resolution under this Section 13.

13.2    Consultation.  If an unresolved dispute arises out of or relates to this Agreement, or the breach thereof, either Party may refer such dispute to the Chief Executive Officer of Diversa and Syngenta’s Head of Plant Science (or equivalent position) or his or her nominee (who shall not be a member of the Research Committee) for good faith resolution. If such dispute is not settled within […***…] of such referral, then either Party may thereafter initiate arbitration in accordance with Section 13.3.

13.3    Arbitration.

(a)    Except as otherwise provided in this Agreement, including Section 13.1 or 13.3(e), any dispute, controversy or claim arising out of the performance of this Agreement, including termination thereof, or any alleged breach thereof which is not settled by mutual consent pursuant to Section 13.2 above, shall be finally settled by binding arbitration as set forth in Sections 13.3(b) or 13.3(c) below. Any arbitration award may be

*Confidential Treatment Requested

entered in a court of competent jurisdiction for a judicial recognition of the decision and an order of enforcement.

(b)    Except as otherwise provided in Section 13.3(c) below, arbitration of any dispute, controversy or claim shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three (3) independent, neutral arbitrators appointed in accordance with said rules. Any arbitration shall be held in New York, New York. The arbitrators shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrators shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrators’ fees, shall be shared equally by the parties and each Party shall bear its own costs and attorneys’ and witness’ fees incurred in connection with the arbitration. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrators. The arbitrators shall be directed that any arbitration subject to this Section 13.4(b) shall be completed within one (1) year from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party. Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction. The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators.

(c)    If the Parties do not agree upon (i) the adjustment of Revenue with respect to a Product as provided under Section 6.3 or (ii) the financial value of non-financial consideration pursuant to Section 6.4, then such matters shall be determined by binding arbitration pursuant to this Section 13.3 (c) by one (1) independent, neutral arbitrator that is mutually acceptable to the Parties and who is an expert in the appropriate industry (e.g., agriculture, pharmaceuticals, etc.) to which the applicable Products or non-financial consideration, as the case may be, relate. If the Parties are unable to agree upon a mutually acceptable arbitrator, the arbitrator shall be an independent expert as described in the preceding sentence selected by the chief executive of the office of the American Arbitration

Association encompassing New York, New York. For arbitration of disputes subject to this Section 13.3(c) each Party to the arbitration shall prepare and submit one written proposal setting forth its proposed allocation of Revenue or its proposed financial valuation of non-financial consideration, all expressed in U.S. Dollars) for the commercialization at issue, together with a written explanation setting forth the reasons for its position. After the arbitrator has received proposals from both Syngenta and Diversa, the arbitrator shall forward a copy of the other Party’s proposal to each. No oral presentations shall be permitted. The arbitrator shall select the proposal of one of the Parties as his decision, and shall not have the authority to render any substantive decision other than to so select in its entirety the proposal of one Party or the other. Except as otherwise expressly provided in this Agreement, the costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys’ fees incurred in connection with the arbitration. A disputed performance or suspended performances pending the resolution of the arbitration must be completed within a reasonable time period following the final decision of the arbitrator. The arbitrator shall be directed that any arbitration subject to this Section 13.3 (c) shall be completed within four (4) months from the filing of notice of a request for such arbitration. The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party. Any decision which requires a monetary payment shall require such payment to be payable in United States dollars, free of any tax or other deduction. The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding determination of the matters presented to the arbitrator.

(d)    The arbitrator or arbitrators shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing pursuant to Section 13.3(b) or (c), issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The arbitrator or arbitrators shall be authorized to award compensatory damages, but shall NOT be authorized (i) to award non-economic damages, such as for emotional distress, pain and suffering or loss of consortium, (ii) to award punitive damages, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in parts (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. The arbitrator or arbitrators also shall be authorized to grant any temporary, preliminary or permanent equitable remedy or relief the arbitrator or arbitrators deems just and equitable and within the scope of this Agreement, including, without limitation, an injunction or order for specific performance. Judgment on the award rendered by the arbitrator or arbitrators may be entered in any court having competent jurisdiction thereof.

(e)    This Section 13 shall not apply to any dispute, controversy or claim that concerns (a) the validity or infringement of a patent, trademark or copyright; or (b) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory.

(f)    By agreeing to this binding arbitration provision, the Parties understand that they are waiving certain rights and protections which may otherwise be available if a claims between the Parties were determined by litigation in court, including, without limitation, the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

14.    MISCELLANEOUS

14.1    Governing Law.  This Agreement and any dispute arising from the performance or any breach hereof, including without limitation, any arbitration, shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

14.2    Waiver.  No failure on the part of Syngenta or Diversa to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, including without limitation any right under this Agreement or under common law, in equity, by statute, or otherwise.

14.3    Assignment. This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto; except either Party may assign this Agreement, without such consent, to an Affiliate of such Party; and except that, subject to Section 12.5, either Party may assign this Agreement to an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise; provided, however, that, in the event of such merger, reorganization, acquisition, sale or other transaction, no intellectual property of any acquiring entity that is not a Party on the Effective Date shall be included in the technology and intellectual property licensed hereunder. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

14.4    Notices. All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by internationally recognized express delivery service, registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other Parties hereto:

If to Syngenta:

Syngenta Participations AG
Schwarzwaldallee 215
CH-4002
Basel, Switzerland
Attention: President
Fax: 41 61 323 7571

With a copy to:

Syngenta International AG
Schwarzwaldallee 215
CH-4002
Basel, Switzerland
Attention: General Counsel
Fax: : 41 61 323 7571

And with a copy to:

Syngenta International AG
Schwarzwaldallee 215
CH-4002
Basel, Switzerland
Attention: Head of Mergers, Acquisitions, Ventures and Licensing
Fax: 41 61 323 5568

If to Diversa:

Diversa Corporation
4955 Directors Place
San Diego, California
92121-1609
Attention: President
Fax: (858) 526-5160

With a copy to:

Diversa Corporation
4955 Directors Place
San Diego, California
92121-1609
Attention: Vice President, Intellectual Property
Fax: (858) 526-5604

With a copy to:

Cooley Godward LLP
4401 Eastgate Mall
San Diego, California
92121-1909
Attention: L. Kay Chandler, Esq.
Fax: (858) 550-6420

Each Party providing notice, shall as a matter of courtesy, use reasonable efforts to transmit an electronic or facsimile copy of any such notice, but a failure to do so shall not constitute a failure to provide notice or a breach of this Agreement. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

14.5    Force Majeure.  Neither Party shall be liable to the other for failure or delay in the performance of any of its obligations under this Agreement (other than failure to make any payment when due) for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective Party. The Party affected by Force Majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the Parties hereto shall consult with respect to an equitable solution, including the possible termination of this Agreement.

14.6    Independent Contractors.  Both Parties hereto are independent contractors and are engaged in the operation of their own respective businesses, and neither Party hereto is to be considered the agent or partner of the other Party for any purpose whatsoever. Neither Party has any authority to enter into any contracts or assume any obligations for the other Party or make any warranties or representations on behalf of the other Party.

14.7    Advice of Counsel.  Diversa and Syngenta have each consulted counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one Party or another and will be construed accordingly.

14.8    Severability.  In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision. The Parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the Parties in entering this Agreement; provided, if the Parties are unable to agree on such a substitute clause and the deletion of the provision held invalid or unenforceable would produce material adverse financial consequences for one Party, such Party shall have the right to terminate the Agreement with one hundred eighty (180) days notice.

14.9    Compliance with Laws.  Each Party shall furnish to the other Party any information reasonably requested or required by that Party during the term of this Agreement or any extensions hereof to enable that Party to comply with the requirements of any U.S. or foreign federal, state and/or government agency. Each Party shall comply with all applicable U.S., foreign, state, regional and local laws, rules and regulations relating to its activities to be performed pursuant to this Agreement

14.10    Entire Agreement.  This Agreement, the Exhibits hereto, and the Transaction Documents (as defined in the Transaction Agreement), constitute the entire agreement, both written or oral, with respect to the subject matter hereof and thereof, and supersede all prior or contemporaneous understandings or agreements, whether written or oral, between Diversa and Syngenta with respect to such subject matter.

14.11    Headings.  The captions to the several Sections and Subsections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

14.12    Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

14.13    Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

SYNGENTA PARTICIPATIONS AG		DIVERSA CORPORATION

By:	/s/ Adrian C. Dubock	By:	/s/ Jay M. Short

Name:	Adrian C. Dubock	Name:	Jay M. Short

Title:	Head: Mergers & Acquisitions,	Title:	CEO

Ventures and Licensing

By:	/s/ Marian T. Flattery

Name:	Marian T. Flattery

Title:	Head of Global Intellectual Property

EXHIBIT A

PLATFORM TECHNOLOGY PATENT APPLICATIONS

Country/Patent Office	Syngenta Filing Ref.	Application No.	Application Date	Earliest Priority	Status	Publication No	Title
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*Confidential Treatment Requested

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*Confidential Treatment Requested

Country/Patent Office	Syngenta Filing Ref.	Application No.	Application Date	Earliest Priority	Status	Publication No	Title
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*Confidential Treatment Requested

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*Confidential Treatment Requested

Country/Patent Office	Syngenta Filing Ref.	Application No.	Application Date	Earliest Priority	Status	Publication No	Title
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*Confidential Treatment Requested

EXHIBIT B

PROJECT LIST AS OF EFFECTIVE DATE

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*Confidential Treatment Requested

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EXHIBIT C

PATENT STRATEGY COOPERATION PROCEDURES

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*Confidential Treatment Requested

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*Confidential Treatment Requested